    As filed with the Securities and Exchange Commission on November 12, 1999
                                                           Registration No. 333-
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     --------------------------------------

    CNB FINANCIAL CORP.                                    CNBF CAPITAL TRUST I
           (Exact Name of Registrants as Specified in their Charters)

                            NEW YORK                                                                 DELAWARE
  (State or other jurisdiction of incorporation or organization)                  (State or other jurisdiction of incorporation)
                               6022                                                                    6733
     (Primary standard industrial classification code number)               (Primary standard industrial classification code number)
                            22-3203747                                                              16-6497113
               (I.R.S. Employer Identification No.)                                    (I.R.S. Employer Identification No.)

          24 CHURCH STREET, CANAJOHARIE, NEW YORK 13317, (518) 673-3243 (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                     --------------------------------------
                                 DONALD L. BRASS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CNB FINANCIAL CORP.
                                24 CHURCH STREET
                           CANAJOHARIE, NEW YORK 13317
                                 (518) 673-3243

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies To:

                               STEVEN KAPLAN, ESQ.
                                 ARNOLD & PORTER
                              555 12TH STREET, N.W.
                             WASHINGTON, D.C. 20004

                                 (202) 942-5998

-------------------------------------------------------------------------------

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                Proposed
                                                                                 Maximum
          Title of Each Class of        Amount to         Proposed Maximum      Aggregate        Amount of
                Securities                 be            Offering Price for     Offering        Registration
             To Be Registered          Registered             Unit (1)          Price (1)           Fee
----------------------------------------------------------------------------------------------------------------
     Series B Floating Rate Capital
     Securities of CNBF Capital
     Trust I                           $18,000,000              100%           $18,000,000       $5,004.00
----------------------------------------------------------------------------------------------------------------
     Series B Floating Rate Junior
     Subordinated Deferrable
     Interest Debentures of CNB
     Financial Corp. (2)               $18,000,000              100%           $18,000,000          N/A
----------------------------------------------------------------------------------------------------------------
     CNB Financial Corp. Series B
     Guarantee with respect to
     Series B Floating Rate Capital
     Securities (3)                        N/A                  N/A                N/A              N/A
----------------------------------------------------------------------------------------------------------------
     Total                             $18,000,000 (4)          100%           $18,000,000 (4)   $5,004.00
================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(b).

(2) No separate consideration will be received for the Series B Floating Rate Junior Subordinated Deferrable Interest Debentures of CNB Financial Corp. distributed upon any liquidation of CNBF Capital Trust I.

(3) No separate consideration will be received for the CNB Financial Corp. Series B Guarantee.

(4) Such amount represents the liquidation amount of the CNBF Capital Trust I Series B Capital Securities to be exchanged hereunder and the principal amount of Floating Rate Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of CNBF Capital Trust I.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS
                 Subject to Completion, Dated November 12, 1999

                              CNBF CAPITAL TRUST I

                                OFFER TO EXCHANGE
                    SERIES B FLOATING RATE CAPITAL SECURITIES
                       FOR ANY AND ALL OF ITS OUTSTANDING
                    SERIES A FLOATING RATE CAPITAL SECURITIES

     FULLY AND UNCONDITIONALLY GUARANTEED AS DESCRIBED IN THIS PROSPECTUS BY

                               CNB FINANCIAL CORP.

-    Our offer to exchange expires 5:00 p.m., New York City time, on     , 1999,
     unless extended.

-    We are offering to exchange the following securities:

     - Up to $18,000,000 aggregate liquidation amount Series B Floating Rate Capital Securities of CNBF Capital Trust I for a similar amount of outstanding Series A Floating Rate Capital Securities of CNBF Capital Trust I.

     - CNB Financial Corp.'s guarantee of the obligations of CNBF Capital Trust I under the Series B Floating Rate Capital Securities for a similar guarantee of the obligations of CNBF Capital Trust I under the Series A Floating Rate Capital Securities.

     - Up to $18,000,000 aggregate principal amount of Series B Floating Rate Junior Subordinated Deferrable Interest Debentures of CNB Financial Corp. for a similar amount of Series A Floating Rate Junior Subordinated Deferrable Interest Debentures.

- The terms of the Series B securities are substantially identical to the terms of the Series A securities, except that:

     - each of the Series B securities are registered under the Securities Act of 1993 and do not have the same restrictions on transfer as the Series A securities,

     - the distribution rate on the Series B Floating Rate Capital Securities will not have the potential to increase, and

     - the Series B Floating Rate Junior Subordinated Deferrable Interest Debentures will not be entitled to any liquidated damages.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS
                           FOR IMPORTANT INFORMATION.

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              THE DATE OF THIS PROSPECTUS IS     , 1999.

                             WHERE YOU CAN FIND MORE INFORMATION

     CNB Financial Corp. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document that CNB Financial Corp. files with the SEC at the following locations:

Public Reference Room      New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W      7 World Trade Center          Citicorp Center
Room 1024                  Suite 1300                    500 West Madison Avenue
Washington, D.C. 20549     New York, New York 10048      Suite 1400
                                                         Chicago, Illinois 60661

      You may call the SEC at 1-800-SEC-0330 for further information on their public reference rooms. The filings of CNB Financial Corp. with the SEC are also available to the public from the web site maintained by the SEC at "http://www.sec.gov". In addition, CNB Financial Corp. maintains a web site at "http://www.canajocnb.com" that contains additional information about CNB Financial Corp. and its business and operations. The common stock of CNB Financial Corp. is listed on the Nasdaq National Market under the symbol "CNBF." Information about CNB Financial Corp. also is available from the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

      We have not included separate financial statements of the Trust in this prospectus. We do not believe that such financial statements would be material to holders of the capital securities, because the Trust is a newly-formed special purpose entity, has no operating history or independent operations, is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures, issuing the capital securities, issuing exchange securities and engaging in incidental activities, and the obligations of the Trust under the capital securities are fully and unconditionally guaranteed by us to the extent the Trust has funds available to meet such obligations. You should read "CNBF Capital Trust I" for more information concerning the Trust. In addition, we do not expect that the Trust will file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.

      We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the new securities to be issued in the exchange offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits filed with the registration statement. Some parts of the registration statement are omitted here in accordance with the SEC's rules and regulations. You should review the registration statement and the exhibits filed with such registration statement for further information regarding us and the new securities being offered by this prospectus. The registration statement and its exhibits can be read at the SEC web site or at the SEC offices listed above.

          ADDITIONAL INFORMATION WE HAVE INCORPORATED IN THE PROSPECTUS

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by us until our offering of securities has been completed.

- Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A.
-    Current Report on Form 8-K dated March 2, 1999.
-    Current Report on Form 8-K dated April 16, 1999.
-    Current Report on Form 8-K dated June 25, 1999.
-    Current Report on Form 8-K dated August 4, 1999.
-    Current Report on Form 8-K dated September 10, 1999.
- Quarterly Reports on Form 10-Q for periods ended March 31, 1999 and June 30, 1999.

      You may obtain a copy of our filings with the SEC at no cost, by writing or telephoning us at the following address:

                               CNB Financial Corp.
                                24 Church Street
                              Canajoharie, NY 13317
                   Attn: Holly C. Craver, Corporate Secretary

      You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in the prospectus is accurate at any date other than the date indicated on the cover page of this prospectus.

  FORWARD-LOOKING STATEMENTS RELATING TO OUR FUTURE PERFORMANCE OR EXPECTATIONS
                       AND THAT OF THE CAPITAL SECURITIES

      We have used and incorporated by reference "forward-looking statements" in this prospectus. Words such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" may constitute forward-looking statements. These statements are within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause our actual results to differ materially. We have used these statements to describe our expectations and estimates in various areas, including:

      - Deterioration in local, regional, national or global economic conditions which could result, among other things, in an increase in loan delinquencies, a decrease in property values, or a change in the housing turnover rate;

      - Changes in market interest rates or changes in the speed at which market interest rates change resulting in reduced margins;

      - Changes in laws and regulations affecting the financial services industry;

      - Changes in competition and continued pricing pressures on loan and deposit products;

      - Changes in consumer preferences and customer borrowing, repayment, investment and deposit practices;

      - The effect of certain customers and vendors of critical systems or services failing to adequately address issues relating to them becoming Year 2000 compliant;

      - The introduction, withdrawal, success and timing of business initiatives and strategies, several of which are in early stages and therefore susceptible to greater uncertainty than more mature businesses;

      - Risks related to our recent acquisition of five branches from Astoria Federal Savings and Loan Association, including the ability to retain deposits, generate revenues from the new locations, manage costs and implement integration plans;

      - CNB's ability to implement successfully our strategy to increase the level of loans on our balance sheet at acceptable levels of risk;

      - Changes in the banking industry including the consolidation resulting from possible mergers of financial institutions; and

      - Costs or difficulties related to the integration of the acquired branches being greater than anticipated.

      Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section are additional cautionary statements identifying important factors, including certain risks and uncertainties that could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. We disclaim any obligation to announce publicly future events or developments that affect the forward-looking statements in this prospectus.

                               PROSPECTUS SUMMARY

      This summary highlights selected information from this prospectus and may not contain all information that is important to you. This prospectus includes specific terms of the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety and the other documents referred to in this prospectus.

      In this prospectus, when we refer to "we," "us" or "our," we are referring to both CNB Financial Corp. and CNBF Capital Trust I. When we refer to "CNB," we are referring to CNB Financial Corp. When refer to the "Trust," we are referring to CNBF Capital Trust I.

      In addition, when we refer to the "original capital securities," the "original guarantee" or the "original junior subordinated debentures," we mean the securities that were issued on August 6, 1999 and that are the subject of this exchange offer. When we refer to "original securities," we mean, collectively, the original capital securities, original guarantee and original junior subordinated debentures.

      When we refer to the "exchange capital securities," the "exchange guarantee" or the "exchange junior subordinated debentures," we mean the securities that, as part of this exchange offer, will be issued in exchange for the original capital securities, the original guarantee and the original junior subordinated debentures. When we refer to the "exchange securities," we mean, collectively, the exchange capital securities, the exchange guarantee and the exchange junior subordinated debentures.

      When we refer simply to "capital securities," "guarantee" or "junior subordinated debentures," we mean both the original securities issued on August 6, 1999 and the exchange securities that will be issued as part of this exchange offer.

                               CNB FINANCIAL CORP.

      CNB is a one-bank holding company headquartered in Canajoharie, New York. Through its wholly-owned subsidiary, Central National Bank, Canajoharie (the "Bank"), CNB provides comprehensive community banking services with its network of twenty-seven branches and two financial service centers located in central New York in the counties of Montgomery, Fulton, Herkimer, Otsego, Saratoga, Schoharie, Schenectady and Chenango.

      The Bank provides a wide range of services for individuals and small to medium sized businesses primarily in its market area. Services include accepting time, demand and savings deposits, and making secured and unsecured commercial, real estate and consumer loans. The Bank also provides certain insurance, mutual fund and annuity products to its customers through a third-party vendor. The Bank's lending activities include residential and commercial real estate loans, agricultural, commercial, and consumer loans, indirect lending for automobile and manufactured housing dealers and lease financing for automobiles. Other services the Bank offers include safe deposit boxes, travelers checks, money orders, wire transfers, drive-thru facilities, 24-hour depositories, ATMs and trust services.

      At June 30, 1999, CNB had assets of $745 million, deposits of $608 million, net loans of $395 million and stockholders' equity of $59 million.

      CNB's principal executive office is located at 24 Church Street, Canajoharie, New York 13317, and its telephone number is (518) 673-3243.

                              CNBF CAPITAL TRUST I

      The Trust is a statutory business trust created under Delaware law. The Trust's business and affairs are conducted by the property trustee, the Delaware trustee and the three administrators of the Trust, who are officers of CNB. The Trust exists exclusively to:

-     issue and sell the capital securities and the common securities,

- use the proceeds from the sale of the capital securities and common securities to purchase the junior subordinated debentures,

-     issue the exchange securities, and

- engage in other activities that are necessary or incidental to these purposes.

      The junior subordinated debentures are the sole assets of the Trust. Payments under the junior subordinated debentures are the sole revenue of the Trust. All of the common securities issued by the Trust are owned by CNB.

                               THE EXCHANGE OFFER

     The Exchange Offer............      We are offering to exchange up to
                                         $18,000,000 aggregate liquidation
                                         amount of exchange capital securities
                                         for an equal aggregate liquidation
                                         amount of original capital securities.
                                         You may exchange all of your original
                                         capital securities or less than all of
                                         them provided that the original capital
                                         securities you exchange have a
                                         liquidation amount of at least $100,000
                                         (100 capital securities) or any
                                         integral multiple of $1,000 (one
                                         capital security) in excess of $100,000.

                                         We are making this exchange offer in order to satisfy our
                                         obligations under a registration rights agreement
                                         relating to your original capital securities. Please
                                         refer to "The Exchange Offer" for a description of the
                                         procedures for

                                         tendering your original capital securities.

     Expiration Date...............      The exchange offer will expire at 5:00 p.m., New York
                                         City time, on          , 1999, unless we extend it (in
                                         which case the expiration date will be the latest date
                                         and time to which we extend the exchange offer). Please
                                         refer to "The Exchange Offer--Expiration Date; Extension;
                                         Amendments" for additional information.

     Conditions to the
     Exchange Offer................      The exchange offer is subject to certain conditions,
                                         which we have the discretion to waive. The exchange offer
                                         is not conditioned upon the tender of any minimum
                                         liquidation amount of original capital securities. Please
                                         refer to "Exchange Offer--Conditions to the Exchange
                                         Offer" for a description of these conditions.
     Terms of the Exchange
     Offer.........................      We reserve the right, in our discretion
                                         and subject to applicable law, at any
                                         time and from time to time:

                                         -   to delay accepting the original
                                             capital securities for exchange;

                                         -   to end the exchange offer if
                                             certain specified conditions are
                                             not satisfied;

                                         -   to extend the exchange offer and
                                             keep all of the original capital
                                             securities tendered pursuant to the
                                             exchange offer, subject to your
                                             right to withdraw your tendered
                                             original capital securities; or

                                         -   to waive any condition or otherwise
                                             change the terms of the exchange
                                             offer in any way.

                                         Please refer to "The Exchange
                                         Offer--Terms of the Exchange Offer" for
                                         additional information.

     Withdrawal Rights.............      You may withdraw your tender of
                                         original capital securities at any time
                                         before the expiration date by
                                         delivering written notice of the
                                         withdrawal to the exchange agent as
                                         provided in the procedures described
                                         below under the caption "The Exchange
                                         Offer--Withdrawal Rights."

     Procedures for Tendering
     Original Capital
     Securities....................      You must complete and sign a letter of
                                         transmittal and mail, fax or hand
                                         deliver it, together with any other
                                         documents required by the letter of
                                         transmittal, to the exchange agent,
                                         either with your original capital
                                         securities or in compliance with the
                                         specified procedures for guaranteed
                                         delivery of original capital
                                         securities. Certain brokers, dealers,
                                         commercial banks, trust companies and
                                         other nominees may also effect tenders
                                         by book-entry transfer. If your
                                         original capital securities are
                                         registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee, you should contact
                                         that person promptly if you wish to
                                         tender your original capital securities
                                         pursuant to the exchange
                                         offer. Please refer to "The Exchange
                                         Offer--Procedures for Tendering Original
                                         Capital Securities" for additional
                                         information.

                                         Please do not send your letter of
                                         transmittal and certificates
                                         representing your original capital
                                         securities to us. You should only send
                                         the documents to the exchange agent.

     Resales of Exchange Capital
     Securities....................      In making the exchange offer, we are
                                         relying on the position of the staff of
                                         the Securities and Exchange
                                         Commission's Division of Corporation
                                         Finance contained in certain
                                         interpretive letters addressed to third
                                         parties in other transactions. We have
                                         not sought, however, our own
                                         interpretive letter. Therefore, there
                                         is no guarantee that the staff of the
                                         Securities and Exchange Commission's
                                         Division of Corporation Finance would
                                         make a similar determination regarding
                                         the exchange offer as it has in the
                                         interpretive letters to third parties.

                                         Unless you are a broker-dealer or an
                                         affiliate of either CNB or the Trust,
                                         we believe that you may sell or
                                         otherwise transfer exchange capital
                                         securities issued to you pursuant to
                                         this exchange offer in exchange for
                                         your original capital securities
                                         without further compliance with the
                                         registration and prospectus delivery
                                         requirements of the Securities Act.

                                         If you are a broker-dealer or an
                                         affiliate of either CNB or the Trust,
                                         then you will be subject to further
                                         restrictions described in "The Exchange
                                         Offer - Resale of Exchange

                                         Capital Securities."

                                         Subject to limitations described in
                                         "The Exchange Offer--Resale of Exchange
                                         Capital Securities," we have agreed
                                         that this prospectus, as it may be
                                         changed or supplemented from time to
                                         time, may be used if you are a
                                         participating broker-dealer in
                                         connection with resales of exchange
                                         capital securities. Please refer to
                                         "Plan of Distribution."

     Exchange Agent................      The exchange agent with respect to the
                                         exchange offer is Wilmington Trust
                                         Company. The address, telephone and
                                         facsimile numbers of the exchange agent
                                         are listed in "The Exchange
                                         Offer--Exchange Agent" and in the
                                         letter of transmittal.


     Certain United States
     Federal Income Tax
     Consequences; ERISA
     Considerations...........           You should review carefully the
                                         information contained under the caption
                                         "Certain Federal Income Tax
                                         Considerations" and "ERISA
                                         Considerations" before tendering your
                                         original capital securities in the
                                         exchange offer.

                         THE EXCHANGE CAPITAL SECURITIES

     Securities Offered............      We have registered up to $18,000,000
                                         aggregate liquidation amount of the
                                         Trust's exchange capital securities
                                         under the Securities Act. The terms of
                                         the exchange capital securities are the
                                         same as the terms of the original
                                         capital securities, except that the
                                         exchange capital securities:

                                         -   have been registered under the
                                             Securities Act;

                                         -   will not be subject to certain
                                             transfer restrictions applicable to
                                             the original capital securities;
                                             and

                                         -   will not provide for any increase
                                             in the distribution rate.

                                         Please refer to "Description of
                                         Exchange Securities."

     Distributions.................      You will be entitled to receive
                                         quarterly cash distributions at an
                                         annual rate, reset quarterly, equal to
                                         the three month LIBOR plus 275 basis
                                         points, of the liquidation amount of

                                         $1,000 for each capital security. You
                                         will be entitled to be paid
                                         distributions on March 31, June 30,
                                         September 30 and December 31 of each
                                         year. The amount of each distribution
                                         will include amounts accrued up to the
                                         date the distribution is due. These
                                         payments are identical to the payments
                                         that CNB is required to make under the
                                         junior subordinated debentures.

     Extension Periods.............      If no default has occurred and is
                                         continuing, CNB will have the right, on
                                         one or more occasions, to defer
                                         interest payments on the exchange
                                         junior subordinated debentures for up
                                         to 20 consecutive quarters. CNB cannot
                                         defer interest payments beyond
                                         September 30, 2029, the stated maturity
                                         date of the exchange junior
                                         subordinated debentures.

                                         If CNB defers interest payments on the
                                         exchange junior subordinated
                                         debentures, the Trust will also defer
                                         distributions on the exchange capital
                                         securities. During this deferral period
                                         the exchange capital securities will
                                         still accumulate distributions at an
                                         annual rate, reset quarterly, equal to
                                         the three month LIBOR plus 275 basis
                                         points, of the liquidation amount of
                                         $1,000 for each capital security. In
                                         addition, any unpaid distributions on
                                         the exchange capital securities will
                                         accumulate additional distributions at
                                         the same rate, compounded quarterly, to
                                         the extent permitted by law. After the
                                         end of any period in which CNB is
                                         deferring interest payments, if CNB has
                                         paid all deferred and current interest
                                         under the exchange junior subordinated
                                         debentures, CNB may defer interest
                                         payments again. If the Trust defers
                                         your distributions, you will still be
                                         required to accrue interest income and
                                         include it in your gross income for
                                         U.S. federal income tax purposes, even
                                         if you are a cash basis taxpayer.

     Ranking.......................      The exchange capital securities will
                                         rank equally with the original capital
                                         securities and the common securities of
                                         the Trust except as described under
                                         "Description of Exchange
                                         Securities--Capital
                                         Securities--Subordination of
                                         Common Securities."

                                         The exchange junior subordinated
                                         debentures will rank equally with the
                                         original junior subordinated debentures
                                         and all other junior subordinated
                                         debentures which are

                                         issued and sold to other trusts that
                                         may be established by CNB similar to
                                         the Trust. The exchange junior
                                         subordinated debentures will be
                                         unsecured and subordinate and junior in
                                         right of payment as described in the
                                         Indenture to all senior indebtedness of
                                         CNB. See "Description of Exchange
                                         Securities--Junior Subordinated
                                         Debentures--Subordination."

                                         The exchange guarantee will rank
                                         equally with the original guarantee and
                                         all other guarantees to be issued by
                                         CNB with respect to capital securities
                                         to be issued by other trusts that may
                                         be established by CNB similar to the
                                         Trust, and will constitute an unsecured
                                         obligation of CNB and will rank
                                         subordinate and junior in right of
                                         payment as described in the guarantee
                                         to all senior indebtedness. See
                                         "Description of Exchange
                                         Securities--Guarantee--General."

                                         In addition, because CNB is a holding
                                         company, the junior subordinated
                                         debentures and the guarantee are
                                         effectively subordinated to all
                                         existing and future liabilities of
                                         CNB's subsidiaries, including the
                                         Bank's deposits.

     Redemption....................      If CNB redeems some or all of the
                                         junior subordinated debentures before
                                         maturity, the Trust will use the cash
                                         it receives from the redemption of
                                         junior subordinated debentures to
                                         redeem proportionately an amount of
                                         capital securities and common
                                         securities having an aggregate
                                         liquidation amount equal to the
                                         aggregate principal amount of junior
                                         subordinated debentures that CNB
                                         redeemed.

                                         At any time on or after September 30,
                                         2009, CNB may redeem some or all of the
                                         junior subordinated debentures before
                                         September 30, 2029 at their principal
                                         amount plus any accrued and unpaid
                                         interest to the date of redemption.

                                         CNB may also redeem all of the junior
                                         subordinated debentures before
                                         September 30, 2029 at their principal
                                         amount plus any accrued and unpaid
                                         interest to the date of redemption at
                                         any time if changes in the bank
                                         regulatory, investment company or tax
                                         laws occur that would adversely impact
                                         the status of the Trust, the capital
                                         securities or junior subordinated
                                         debentures.

                                         CNB may have to obtain regulatory approvals,
                                         including

                                         the approval of the Federal Reserve Board, before it
                                         redeems junior subordinated debentures prior to maturity.

                                         See "Description of Exchange Securities--Capital
                                         Securities--Redemption."

     Transfer Restrictions.........      The exchange capital securities will be
                                         issued, and may be transferred, only in
                                         blocks having a liquidation amount of
                                         not less than $100,000 (100 capital
                                         securities) and multiples of $1,000 in
                                         excess of $100,000.

     ERISA Considerations.....           You should consider carefully the
                                         restrictions on purchase described
                                         under the caption "ERISA
                                         Considerations."

     Absence of Market for
     the Exchange Capital
     Securities....................      The exchange capital securities will be
                                         a new issue of securities for which
                                         there currently is no market.
                                         Accordingly, we cannot assure you that
                                         any market will develop for the
                                         exchange capital securities. We do not
                                         intend to apply for listing of the
                                         exchange capital securities on any
                                         securities exchange or for quotation
                                         through the National Association of
                                         Securities Dealers Automated Quotation
                                         System. See "Plan of Distribution."

     Risk Factors..................      You should consider carefully the "Risk
                                         Factors" beginning on page 14.

                  SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

     We have selected highlights from CNB's consolidated financial data as of, and for the six months ended June 30, 1999 and 1998 and as of, and for each of the five years ended December 31, 1998. You should read CNB's consolidated financial statements and related notes for the year ended December 31, 1998 and for the six months ended June 30, 1999.




                                                              ----------------------
                                                                AT OR FOR THE SIX
                                                                  MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------- -----------
                                                               1999          1998

                                                               (Dollars in thousands,
                                                             excluding per share data)
   SELECTED FINANCIAL
   CONDITION DATA:
    Total assets ......................................      $745,387      $681,684
    Net loans receivable ..............................       395,322       360,139
    Securities ........................................       310,751       280,232
    Deposits ..........................................       607,766       587,305
    Borrowings ........................................        70,190        30,864
    Stockholders' equity ..............................        58,501        56,041

   SELECTED OPERATIONS DATA:
    Total interest and dividend income ................      $ 26,203      $ 26,034
    Total interest expense ............................        12,689        12,878
                                                             --------      --------
    Net interest income ...............................        13,514        13,156
    Provision for loan losses .........................           720           290
                                                             --------      --------
    Net interest income after provision for loan losses        12,794        12,866
    Other income ......................................         1,266         1,980
    Other expenses ....................................         9,795        10,009
                                                             --------      --------
    Income before income tax expense ..................         4,265         4,837
    Income tax expense ................................         1,119         1,261
                                                             --------      --------

    Net income ........................................      $  3,146      $  3,576
                                                             ========      ========



   EARNINGS TO FIXED
   CHARGES RATIOS(1):
    Including interest on deposits ....................         1.34x         1.38x
    Excluding interest on deposits ....................         7.73x         8.21x

   PER SHARE DATA, ADJUSTED FOR STOCK SPLITS:
    Basic earnings per share ..........................      $   0.41      $   0.47
    Diluted earnings per share ........................          0.41          0.46
    Dividends per share ...............................          0.16          0.14

                                                             -------------------------------------------------------------------

                                                                              AT OR FOR THE YEARS ENDED DECEMBER 31,

                                                             ----------  -------------   -----------  ------------  ------------
                                                                1998         1997            1996         1995          1994

                                                                      (Dollars in thousands, excluding per share data)

   SELECTED FINANCIAL
   CONDITION DATA:
    Total assets ......................................        $711,088      $634,389      $586,075      $564,792      $484,497
    Net loans receivable ..............................         372,569       338,332       312,876       308,154       283,534
    Securities ........................................         300,107       255,520       235,743       215,450       173,838
    Deposits ..........................................         628,142       538,472       509,217       496,311       416,964
    Borrowings ........................................          19,181        35,164        21,824        14,583        22,611
    Stockholders' equity ..............................          55,566        54,606        48,391        47,433        38,898

   SELECTED OPERATIONS DATA:
    Total interest and dividend income ................        $ 52,542      $ 48,635      $ 46,885      $ 43,615      $ 35,709
    Total interest expense ............................          26,158        22,722        21,754        20,088        13,540
                                                               --------      --------      --------      --------      --------
    Net interest income ...............................          26,384        25,913        25,131        23,527        22,169
    Provision for loan losses .........................             773           275           635           965         1,600
                                                               --------      --------      --------      --------      --------
    Net interest income after provision for loan losses          25,611        25,638        24,496        22,562        20,569
    Other income ......................................           4,530         3,774         3,178         2,745         1,673
    Other expenses ....................................          19,854        18,511        17,779        16,254        14,723
                                                               --------      --------      --------      --------      --------
    Income before income tax expense ..................          10,287        10,901         9,895         9,053         7,519
    Income tax expense ................................           2,606         3,235         2,738         2,481         2,230
                                                               --------      --------      --------      --------      --------

    Net income ........................................        $  7,681      $  7,666      $  7,157      $  6,572      $  5,289
                                                               ========      ========      ========      ========      ========



   EARNINGS TO FIXED
   CHARGES RATIOS(1):
    Including interest on deposits ....................           1.39x         1.48x         1.45x         1.45x         1.56x
    Excluding interest on deposits ....................           9.24x        10.00x         9.96x        11.31x         9.81x

   PER SHARE DATA, ADJUSTED FOR STOCK SPLITS:
    Basic earnings per share ..........................        $   1.01      $   0.99      $   0.90      $   0.82      $   0.70
    Diluted earnings per share ........................            1.00          0.99          0.90          0.81          0.69
    Dividends per share ...............................            0.33          0.30          0.27          0.24          0.22

---------------------
(1) For purposes of computing the ratios of earnings to fixed charges, earnings represent income before income tax expense plus fixed charges. Fixed charges represent total interest expense, including and excluding interest on deposits.

                                  RISK FACTORS

     You should carefully consider the following risk factors and the other sections of this prospectus before making a decision to tender your original capital securities for exchange. Some of these risks relate to your investment in the capital securities and others relate to us. We urge you to consider carefully this information, together with the other information in this prospectus and in the documents that we have incorporated by reference in this prospectus. You should consider all of these risk factors to be important. Except where otherwise indicated, the following risk factors apply to both the original capital securities and the exchange capital securities.

           RISKS RELATED TO YOUR INVESTMENT IN THE CAPITAL SECURITIES

IF YOU DO NOT EXCHANGE YOUR ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES, YOU WILL REMAIN SUBJECT TO TRANSFER RESTRICTIONS.

     The original capital securities have not been registered under the Securities Act or any state securities laws. As a result, the original capital securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any applicable state securities laws, or in connection with an exemption from such requirements.

     Original capital securities that are not exchanged for exchange capital securities in this exchange offer will continue to have a legend that describes these transfer restrictions. In addition, after the exchange offer ends, holders of original capital securities will not be entitled to any additional distributions or any further registration rights under the registrations rights agreement, except under limited circumstances. We do not intend to register any original capital securities under the Securities Act which have not been exchanged after the exchange offer ends (except for certain limited exceptions). Original capital securities are likely to be less attractive to potential purchasers than exchange capital securities.

     Although the original capital securities have been designated for trading in the Private Offerings, Resale and Trading through Automated Linkages, or PORTAL, market, to the extent that original capital securities are tendered and accepted in connection with the exchange offer, any trading market for original capital securities which remain outstanding could be adversely affected.

CNB WILL DEPEND PRIMARILY ON ANY DIVIDENDS IT MAY RECEIVE FROM ITS SUBSIDIARIES IN MAKING PAYMENTS UNDER THE JUNIOR SUBORDINATED DEBENTURES. CNB'S DEPENDENCE ON DIVIDENDS FROM ITS SUBSIDIARIES COULD AFFECT THE PAYMENTS MADE TO YOU UNDER THE CAPITAL SECURITIES.

     Because CNB is a bank holding company, substantially all of its operating assets are owned by the Bank. CNB relies primarily on dividends from the Bank to pay principal and interest on its outstanding debt obligations and corporate expenses. The board of directors of the Bank has the sole discretion to declare and pay any dividends to CNB. In addition, the Office of the Comptroller of the Currency, or OCC, limits all capital distributions by the Bank directly or indirectly to CNB, including dividend payments. Without prior approval of the OCC, the Bank may not declare a dividend if the total amount of all dividends declared by the Bank in any calendar year exceeds the total of the Bank's retained net income for the current year and retained net income for the preceding two years. Under federal law, the Bank cannot pay any dividend if, after paying the dividend, the Bank will be "undercapitalized." The OCC may declare a dividend payment to be unsafe and unsound even though the Bank would continue to meet its capital requirements after the dividend. If the Bank does not pay dividends to CNB and CNB is unable to make payments on the junior subordinated debentures, the Trust will not be able to pay distributions and other payments on the capital securities and the guarantee will not apply.

CNB'S OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES ARE SUBORDINATED TO MOST OF ITS OTHER CREDITORS.

     CNB's obligations under the guarantee and the junior subordinated debentures are unsecured and rank:

     - junior in right of payment to all of CNB's existing and future senior debt, subordinated debt and additional senior obligations, which totaled $18 million at June 30, 1999; and

     -    senior to CNB's common stock.

     Because CNB is a holding company, the creditors of CNB's subsidiaries also will have priority over CNB and you in any distribution of the subsidiaries' assets in a liquidation, reorganization or otherwise, except to the extent that CNB is recognized as a creditor of its subsidiaries. Therefore, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of CNB's subsidiaries, and you should look only to CNB's assets for payments on the junior subordinated debentures.

     The capital securities, the guarantee, the junior subordinated debentures and the indenture do not limit CNB's ability or the ability of any subsidiary to incur additional debt, including debt that is senior in priority of payment.

     For more information on payments under the guarantee and the junior subordinated debentures, you should refer to "Description of Exchange Securities--Guarantee--Status of the Guarantee" and "Description of Exchange Securities--Junior Subordinated Debentures--Subordination."

CNB MAY DEFER INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES WHICH COULD HAVE ADVERSE CONSEQUENCES TO YOU.

     CNB has the right, at one or more times, unless an event of default exists under the junior subordinated debentures, to defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters, but not beyond September 30, 2029. If CNB defers interest payments, the Trust will defer paying distributions to you on your capital securities during the deferral period. During this period, however, the capital securities would still accumulate distributions at the annual rate, reset quarterly, equal to the three month LIBOR plus 275 basis points, to the extent permitted by law. During any deferral period, CNB will be prohibited from declaring or paying cash dividends on its capital stock or from paying on or repaying, repurchasing or redeeming any debt which ranks equal or junior to the junior subordinated debentures. For more information, please refer to "Description of Exchange Securities--Capital Securities--Distributions."

     When any deferral period ends and CNB pays all interest then accrued and unpaid on the junior subordinated debentures, CNB may elect to begin a new deferral period. There is no limitation on the number of times that CNB may elect to begin a deferral period. You should read "Description of Exchange Securities--Capital Securities--Distributions" and "Description of Exchange Securities--Junior Subordinated Debentures--Option to Extend Interest Payment Date" for more information.

     If CNB exercises its right to defer payments of interest on the junior subordinated debentures, you will be required to accrue income (as original issue discount or OID) in respect of the deferred stated interest allocable to your capital securities for United States federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for U.S. federal income tax purposes before you receive any cash. You will not receive the cash related to this interest income from the Trust if you dispose of your capital securities prior to the record date for the distribution payment. For more information, you should read "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Capital Securities."

     CNB does not currently intend to exercise its right to defer interest payments on the junior subordinated debentures. If CNB, however, exercises this right in the future, the market price of the capital securities will likely be affected. The capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. As a result, if you sell your capital securities during a deferral period, you may not receive the same return on your investment as someone else who continues to hold the capital securities.

THE GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS CASH AVAILABLE.

     If CNB defaults on its obligations to pay principal, premium or interest on the junior subordinated debentures, the Trust will not have sufficient funds to make distribution payments or liquidation payments on the capital securities. Because CNB's guarantee does not cover payments when the Trust does not have sufficient funds, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you or the property trustee may enforce the rights of the Trust under the junior subordinated debentures against CNB. For more information, please refer to "Description of Exchange Securities--Junior Subordinated Debentures--Enforcement of Certain Rights by Holders."

THE TRUST MAY REDEEM THE CAPITAL SECURITIES BEFORE SEPTEMBER 30, 2009 IF A SPECIAL EVENT OCCURS. YOU MAY BE TAXED ON THE PROCEEDS AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR A HIGHER RATE OF RETURN.

     If there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the capital securities or the junior subordinated debentures, CNB has the right to redeem the junior subordinated debentures, in whole but not in part. CNB's redemption of the junior subordinated debentures will cause the Trust to redeem the capital securities and the common securities at a price equal to $1,000 per security plus any accrued and unpaid distributions. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you. In addition, you may not be able to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return you received on the capital securities. CNB may have to obtain regulatory approval, including the approval of Federal Reserve Board, before CNB redeems any junior subordinated debentures. For more information, you should refer to "Description of Exchange Securities--Capital Securities--Redemption."

IF CNB DISTRIBUTES THE JUNIOR SUBORDINATED DEBENTURES, THERE MAY BE AN ADVERSE EFFECT ON THE TRADING MARKET AND TRADING PRICE OF YOUR INVESTMENT, AND THERE MAY BE ADVERSE TAX EFFECTS.

     CNB may dissolve the Trust at any time and, after satisfying the liabilities owed to the Trust's creditors under applicable law, the issuer trustees will distribute the junior subordinated debentures to you, as a holder of capital securities, and to CNB, as the holder of common securities.

     If the issuer trustees distribute the junior subordinated debentures to you, we cannot be sure that a trading market will exist for the junior subordinated debentures. Accordingly, the capital securities or the junior subordinated debentures may trade at a discount from the price that an investor paid to purchase the capital securities. Because holders of capital securities may receive junior subordinated debentures in liquidation of the Trust and because distributions are otherwise limited to payments on the junior subordinated debentures, prospective purchasers of capital securities are also making an investment decision with regard to the junior subordinated debentures. As a result, you should carefully review all the information regarding the junior subordinated debentures contained in this prospectus.

     Under current United States federal income tax law, a distribution of the junior subordinated debentures following the dissolution of the Trust would not be a taxable event to you unless the distribution occurs at a time when the Trust is treated as an association taxable as a corporation. Any distributions of cash for the junior subordinated debentures would, however, be a taxable event to you. You should refer to "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust" for more information.

YOU WILL HAVE LIMITED VOTING RIGHTS.

     As a holder of capital securities, you will have limited voting rights. You can vote only to modify the capital securities and to exercise the Trust's rights as a holder of the junior subordinated debentures. In addition, the holders of at least a majority in aggregate liquidation amount of the capital securities can appoint or remove any of the issuer trustees for cause. If an event of default exists under the trust agreement, the holders of the capital securities with at least a majority of the aggregate liquidation amount of the capital securities may appoint or remove the property trustee and the Delaware trustee with or without cause.

     CNB, as holder of the common securities, along with the property trustee, may, subject to certain conditions, amend the trust agreement without your consent even if these actions adversely affect your interests, to cure any ambiguity or make other provisions not inconsistent with the trust agreement or to ensure that the Trust:

     - will not be classified as an association taxable as a corporation for U.S. federal income tax purposes, and

     - will not be required to register as an "investment company" under the Investment Company Act of 1940.

     You will have no voting rights with respect to any matters submitted to a vote of CNB's stockholders. For more information on your voting rights, please refer to "Description of Exchange Securities--Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."

THE HOLDERS OF THE CAPITAL SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT PROTECTED BY COVENANTS IN THE INDENTURE AND THE TRUST AGREEMENT.

     Neither the indenture, which sets forth the terms of the junior subordinated debentures, nor the trust agreement, which sets forth the terms of the capital securities and the common securities, protects holders of junior subordinated debentures or the capital securities, respectively, in the event CNB experiences significant adverse changes in its financial condition or results of operations. In addition, neither the indenture nor the trust agreement limits CNB's ability or the ability of any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether CNB will be able to comply with its obligations under the junior subordinated debentures or the guarantee.

THE TRADING PRICE OF THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES MAY NOT REFLECT THEIR FULL VALUE.

     We cannot predict the market prices for the capital securities or the junior subordinated debentures that may be distributed if CNB dissolves the Trust. The capital securities or the junior subordinated debentures may trade at a discount from the price that you paid for the capital securities. The capital securities may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and multiples of $1,000 in excess thereof. You should read "Description of Exchange Securities--Capital Securities--Restrictions on Transfer" and "Notice to Investors" for more information concerning the transfer of capital securities.

     The capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the junior subordinated debentures are deemed to have been issued with OID) and who disposes of its capital securities between record dates for payments of distributions will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying junior subordinated debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. You should read "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities" for more information on the tax implications purchasing, holding and selling capital securities.

THE ABSENCE OF A PUBLIC MARKET FOR THE CAPITAL SECURITIES MAY MAKE IT DIFFICULT FOR YOU TO SELL YOUR CAPITAL SECURITIES AT AN ACCEPTABLE PRICE OR AT ALL.

     The original capital securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability under the Securities Act and applicable state securities laws if they are not exchanged for exchange capital securities. Although the exchange capital securities generally may be resold or otherwise transferred by the holders (who are not affiliates of CNB or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 capital securities). We were advised by Ryan, Beck & Co., the initial purchaser in connection with the offering of the original capital securities, that Ryan, Beck & Co. intends to make a market in the capital securities. However, Ryan, Beck & Co. is not obligated to do so and any market-making activity with respect to the capital securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer. Accordingly, no assurance can be given that an active public or other market will develop for the exchange capital securities or the original capital securities or as to the liquidity of or the trading market for the exchange capital securities or the original capital securities. If an active public market does not develop, the market price and liquidity of the exchange capital securities may be adversely affected. If a public trading market develops for the exchange capital securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities.

THE INTEREST RATE TO BE PAID ON THE CAPITAL SECURITIES IS VARIABLE.

     Because the interest rate to be paid on the capital securities is variable, changes in interest rates may affect the value of your investment in the capital securities. Significant decreases in interest rates would result in a significant decrease in the interest income earned by you on the capital securities.

                              RISKS RELATED TO CNB

CNB MAY EXPERIENCE DIFFICULTIES IN MANAGING ITS GROWTH.

     As part of its general strategy CNB may acquire banks and businesses that CNB believes provide a strategic fit with its business. CNB does not have a history of growth by acquisitions. To the extent that CNB does grow, we cannot assure you that CNB will be able to manage its growth adequately and profitably. Acquiring other banks and businesses will involve risks commonly associated with acquisitions, including:

     - potential exposure to liabilities of banks and businesses that CNB acquires;

     - difficulty and expense of integrating the operations and personnel of banks and businesses that CNB acquires;

     -    potential disruption to CNB's business;

     -    potential diversion of the time and attention of CNB's management;

     - impairment of relationships with and the possible loss of key employees and customers of the banks and businesses that CNB acquires; and

     - incurrence of amortization expense if CNB accounts for an acquisition as a purchase.

     The success of CNB's internal growth strategy will depend primarily on its ability to generate an increasing level of loans and deposits at acceptable risk levels and terms without significant increases in non-interest expenses relative to revenues generated. There is no assurance that CNB will be successful in implementing its internal growth strategy. CNB's financial performance also depends, in part, on its ability to manage various portfolios and its ability successfully to introduce additional financial products and services. There can be no assurance that additional financial products and services will be introduced or, if introduced, that such financial products and services will be successful. Furthermore, the success of CNB's growth strategy will depend on maintaining sufficient regulatory capital levels and on economic conditions.

IF CNB IS UNABLE TO COMPETE SUCCESSFULLY FOR CUSTOMERS IN ITS MARKET AREA, ITS CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

     CNB faces intense and increasing competition in making loans, attracting deposits and providing other financial products and services. The market area in which CNB operates, the New York counties of Montgomery, Fulton, Herkimer, Otsego, Schoharie, Saratoga, Schenectady and Chenango, has numerous financial institutions that CNB competes with for customers. CNB's competition for loans comes principally from:

     -    commercial banks,

     -    savings banks,

     -    savings and loan associations,

     -    mortgage banking companies,

     -    finance companies, and

     -    credit unions.

CNB's competition for deposits comes principally from:

     -    commercial banks,

     -    savings banks,

     -    savings and loan associations,

     -    credit unions,

     -    brokerage firms,

     -    insurance companies,

     -    money market mutual funds, and

     -    mutual funds (such as corporate and government securities funds).

     Many of these competitors have greater financial resources and name recognition, more locations, more advanced technology and more financial products to offer than CNB has. The intense competition in the market for financial services has exerted pressure on the pricing of CNB's loan and deposit products. CNB's profitability depends on its continued ability to retain existing customers and to attract new customers and to make loans and attract deposits on favorable terms. If CNB is unable to compete successfully for loans and deposits on favorable terms, its financial condition and results of operations will be adversely affected.

BECAUSE CNB PRIMARILY SERVES CENTRAL NEW YORK, A DECLINE IN THE LOCAL ECONOMY COULD LOWER ITS PROFITABILITY.

     CNB serves the central New York counties of Montgomery, Fulton, Herkimer, Otsego, Saratoga, Schoharie, Schenectady and Chenango with twenty-seven branches and two financial service centers. CNB's profits depend on providing products and services to customers in this local region. An increase in unemployment, a decrease in real estate values or an increase in interest rates are among the factors that could weaken the local economy. With a weaker local economy:

     -    customers may not want or need CNB's products and services;

     -    borrowers may be unable to repay their loans;

     - the value of the collateral securing CNB's loans to borrowers may decline; and

     -    the overall quality of CNB's loan portfolio may decline.

     Making mortgage loans, consumer loans, commercial loans and agricultural loans is a significant source of CNB's profits. If customers in the local area do not want these loans, CNB's profits may decrease. Although CNB could make other investments, CNB may earn less revenue on these investments than on loans. Also, CNB's losses on loans may increase if borrowers are unable to make payments on their loans.

CNB'S CONCENTRATION OF CONSUMER LENDING IN MANUFACTURED HOUSING, AUTOMOBILE LEASING AND AUTOMOBILE LENDING INCREASES THE CREDIT RISK OF ITS LOAN PORTFOLIO.

     CNB's consumer lending activities focus on indirect financing provided through manufactured housing and automobile dealers. At June 30, 1999, approximately 14.4% of the Bank's total loan portfolio was concentrated in manufactured housing loans, 14.1% was concentrated in lease financing on automobiles and approximately 10.7% was concentrated in automobile loans. Accordingly, a substantial portion of the loan portfolio is subject to the general risks associated with consumer lending. Because competitive pressures have reduced the rates CNB can charge for manufactured housing and indirect auto lending, CNB is de-emphasizing these activities. However, CNB does not intend to exit these businesses completely and thus CNB will continue to be subject to the risks associated with these types of loans.

CNB'S FUTURE PROFITS WILL BE AFFECTED BY ITS ABILITY TO INTEGRATE
SUCCESSFULLY THE NEW BRANCHES ACQUIRED FROM ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION.

     On August 27, 1999, the Bank purchased five branches located in the upstate New York counties of Otsego and Chenango from Astoria Federal Savings and Loan Association. Under the agreement, the Bank acquired all of the deposits related to the branches (approximately $157 million as of June 30, 1999). The Bank's future profits will be affected by the Bank's ability to retain the acquired deposits, to generate revenues from the new locations, to manage the costs associated with the acquisition and to otherwise successfully integrate the new branches into its operations.

INTEREST RATE CHANGES MAY REDUCE CNB'S PROFITABILITY.

     To be profitable CNB has to earn more money in interest and dividend income and fee income than it pays as interest on deposits, other interest-bearing liabilities and the capital securities and as other expenses. If interest rates fall, the amount of interest CNB earns on loans and securities may decrease more quickly than the amount of interest CNB pays on deposits, other interest bearing liabilities and the capital securities. This would result in a decrease in its profitability.

     Changes in the general level of interest rates also affect:

     -    CNB's ability to originate loans,

     -    the average life of CNB's loans,

     -    the value of CNB's loan and securities portfolios,

     -    CNB's ability to realize gains from the sale of loans and securities,

     -    the average life of CNB's deposits, and

     -    CNB's ability to obtain deposits.

     Fluctuations in interest rates will ultimately affect both the level of income and expense CNB records on a large portion of the Bank's assets and liabilities, and the market value of all interest- earning assets, other than interest-earning assets that mature in the short term. The Bank's interest rate management strategy is designed to stabilize net interest income and preserve capital over a broad range of interest rate movements by matching the interest rate sensitivity of assets and liabilities. Although CNB believes that its current mix of loans, securities and deposits is reasonable, significant fluctuations in interest rates may have a negative effect on its profitability.

     In addition, CNB assumed $157 million of deposit liabilities from Astoria Federal Savings and Loan Association and created $18 million in interest bearing liabilities in connection with the issuance of the original capital securities. The assumption of these interest bearing liabilities could affect its interest rate risk. Moreover, because the interest rate to be paid on the capital securities is variable, significant increases in interest rates could have a material adverse impact on CNB's operations.

CNB'S ALLOWANCE FOR LOAN LOSSES MAY NOT BE ADEQUATE TO COVER ACTUAL LOAN LOSSES.

     As a lender, CNB is exposed to the risk that its customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the lending business and could have a material adverse effect on CNB's operating results.

     CNB makes various assumptions and judgments about the collectability of its loan portfolio and provides an allowance for inherent risk of losses based on a number of factors. If its judgments are wrong, its allowance for loan losses may not be sufficient to cover its loan losses. CNB may have to increase the allowance in the future. Material additions to its allowance for loan losses would decrease its net income.

CNB CANNOT PREDICT HOW CHANGES IN TECHNOLOGY WILL IMPACT ITS BUSINESS.

     The financial services market, including banking services, is increasingly affected by advances in technology, including developments in:

     -    telecommunications;

     -    data processing;

     -    automation;

     -    Internet-based banking;

     -    telebanking; and

     -    debit cards and so-called "smart cards."

     CNB's ability to compete successfully in the future will depend on whether CNB can anticipate and respond to technological changes. To develop these and other new technologies CNB will likely have to make additional capital investments. Although CNB continually invests in new technology, we cannot assure you that CNB will have sufficient resources or access to the necessary proprietary technology to remain competitive in the future.

THE YEAR 2000 PROBLEM COULD HURT CNB'S OPERATIONS AND PROFITS.

     CNB relies upon computers to conduct its daily business. If its computer systems fail to recognize a date using "00" as the year 2000, CNB may be unable to do its routine business and provide service to its customers. The failure of the computer systems of parties CNB does business with or utilities, including the electric and telephone companies, to recognize the year 2000 may also disrupt its operations. For example, CNB may not be able to process withdrawals or deposits, prepare account statements or engage in any of the transactions that constitute its normal operations. This could hurt CNB's profits.

     The OCC, CNB's primary federal bank regulator, along with the other federal bank regulators, has identified the year 2000 issue as a substantive area of examination for both regularly scheduled and special bank examinations. Under regulatory guidelines issued by the federal banking regulators, CNB must have substantially completed its testing of both internally and externally supplied systems and all renovations by June 30, 1999. Because of this oversight by the federal bank regulatory agencies, if CNB does not become year 2000 compliant, CNB could become subject to administrative remedies similar to those imposed on financial institutions otherwise found not to be operating in a safe and sound manner, including remedies available under prompt corrective action regulations.

     Although CNB carefully considers the year 2000 readiness of its potential commercial borrowers, the failure of any such borrowers to adequately address the year 2000 issue could impact their ability to repay their loans. If its borrowers do not achieve year 2000 compliance and are unable to repay their loans, CNB's operations could be adversely affected.

     There has been limited litigation filed against corporations regarding the year 2000 problem and a corporation's compliance efforts. However, the law in this area will probably continue to develop well into the new millennium. If CNB experiences a year 2000 failure, its exposure could be significant and material, unless there is legislative action to limit year 2000 liability. Legislation has been introduced in several jurisdictions regarding the year 2000 problem. However, CNB cannot be sure that legislation will be enacted in jurisdictions where CNB does business that will limit any potential liability.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN LAWS AND REGULATIONS AFFECTING THE FINANCIAL SERVICES INDUSTRY.

     The Bank is subject to extensive regulation and supervision as a national bank. The regulatory authorities have extensive discretion in connection with their supervision and enforcement activities and their examination policies, including the imposition of restrictions on the operation of a bank, the classification of assets by an institution and requiring an increase in a national bank's allowance for loan losses. Any change in the regulatory structure or the applicable statutes or regulations, whether by the regulators or Congress, could have a material impact on CNB, the Bank, and its operations.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, CNB treats the Trust as its subsidiary. CNB includes the Trust's accounts in its consolidated financial statements. The capital securities are presented as a separate line item after liabilities and before stockholders' equity in its consolidated balance sheet. Appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures are included in the notes to its consolidated financial statements. For financial reporting purposes, since the capital securities are not classified as debt, CNB records distributions payable on the capital securities as a non-interest expense in its consolidated statements of income, consistent with practice generally followed by issuers of this type of security.

                              CNBF CAPITAL TRUST I

     CNB organized the Trust as a statutory business trust under Delaware law pursuant to the trust agreement that CNB, as sponsor, and the trustees executed. The issuer trustees filed a certificate of trust with the Delaware Secretary of State on June 14, 1999.

     The Trust exists solely to:

     - issue and sell the original capital securities and the common securities;

     - use the proceeds from the sale of the original capital securities and common securities to purchase the original junior subordinated debentures;

     - fulfill its obligations under the registration rights agreement and issue the exchange securities;

     - maintain its status as a grantor trust for federal income tax purposes; and

     - engage in other activities that are necessary or incidental to these purposes.

     Accordingly, the junior subordinated debentures are the sole assets of the Trust, and payments under the junior subordinated debentures are the sole source of revenue of the Trust.

     CNB purchased and will hold all of the common securities of the Trust. The common securities represent an aggregate liquidation amount equal to approximately 4% of the Trust's total capitalization. The capital securities represent the remaining approximately 96% of the Trust's total capitalization. The common securities have terms substantially identical to the capital securities. However, if CNB defaults on its payments under the junior subordinated debentures, the Trust will only pay cash distributions and liquidation, redemption and other amounts payable to CNB with respect to the common securities after it pays you these amounts on the capital securities.

     The Trust has a term of approximately 30 years, but CNB may dissolve it earlier as provided in the trust agreement. The issuer trustees conduct the Trust's business and affairs. The issuer trustees are:

     -    Wilmington Trust Company, as property trustee;

     -    Wilmington Trust Company, as Delaware trustee; and

Three individuals who are CNB's employees are the administrators of the Trust.

     The holders of at least a majority in aggregate liquidation amount of the capital securities can replace or remove any of the issuer trustees for cause. If an event of default exists under the trust agreement, the holders of the capital securities with at least a majority of aggregate liquidation amount of the capital securities can remove and replace the property trustee and the Delaware trustee with or without cause. Only CNB, as owner of all of the common securities, can remove or replace the administrators. The duties and obligations of each trustee and the administrators are governed by the trust agreement.

     CNB will pay all fees and expenses related to the Trust and the exchange offer, as well as all of the ongoing costs and expenses of the Trust. CNB will not be responsible for the Trust's obligations under the capital securities, except as provided by its guarantee of the capital securities.

     The Trust has no separate financial statements. The statements would not be material to you because the Trust has no independent operations.

     The principal executive office of the Trust is c/o CNB, 24 Church Street, Canajoharie, NY 13317 and its telephone number is (518) 673-3243.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the original capital securities, CNB and the Trust entered into the registration rights agreement with Ryan, Beck & Co., the initial purchaser of the original capital securities, pursuant to which CNB and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the Securities and Exchange Commission a registration statement with respect to the exchange of the original capital securities for capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an Exhibit to the registration statement of which this prospectus is a part.

     The exchange offer is being made to satisfy the contractual obligations of CNB and the Trust under the registration rights agreement. The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that the exchange capital securities:

     - have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws, and

     -    will not provide for any increase in their distribution rate.

The original capital securities provide that if a registration statement relating to the exchange offer has not been filed by January 3, 2000 and declared effective by February 2, 2000, the distribution rate borne by the original capital securities will increase by 0.25% per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the registration rights agreement. Please refer to "Risk Factors--Risks Related to the Capital Securities and the Junior Subordinated Debentures--Consequences of a Failure to Exchange Original Capital Securities."

     The exchange offer is not being made to, and the Trust will not accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such original capital securities and who desires to deliver such original capital securities by book-entry transfer at DTC.

     Pursuant to the exchange offer, CNB will exchange as soon as practicable after the date hereof, the original guarantee for the exchange guarantee and the original junior subordinated debentures, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange junior subordinated debentures. The exchange guarantee and the exchange junior subordinated debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $18,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $18,000,000 of exchange capital securities in exchange for a like aggregate liquidation amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 (100 capital securities) or any integral multiple of $1,000 liquidation amount (one capital security) in excess of $100,000, provided that if any original capital securities are tendered in exchange for part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess of $100,000.

     The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $18,000,000 aggregate liquidation amount of the original capital securities is outstanding.

     Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement. Please refer to "Risk Factors--Risks Related to the Capital Securities and the Junior Subordinated Debentures--Consequences of a Failure to Exchange Original Capital Securities."

     If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

     Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. CNB will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. You should read "--Fees and Expenses" for additional information regarding fees and expenses in connection with the exchange offer.

     Neither the Board of Directors of CNB nor any issuer trustee of the Trust makes any recommendation to holders of original capital securities whether to tender or refrain from tendering all or any portion of their original capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of original capital securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of original capital securities to tender based on such holders own financial position and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date is 5:00 p.m., New York City time, on        , 1999,
unless the exchange offer is extended by CNB or the Trust (in which case the expiration date shall be the latest date and time to which the exchange offer is extended).

     We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

     - to delay the acceptance of the original capital securities for exchange,

     - to terminate the exchange offer (whether or not any original capital securities have previously been accepted for exchange) if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist,

     - to extend the expiration date of the exchange offer and retain all original capital securities tendered pursuant to the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "--Withdrawal Rights," and

     - to waive any condition or otherwise amend the terms of the exchange offer in any respect.

     If the exchange offer is amended in a manner determined by us to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the original capital securities, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the exchange agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the exchange offer, the Trust will promptly after the expiration date exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn.

     In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - original capital securities or a book-entry confirmation of a book-entry transfer of original capital securities into the exchange agent's account at DTC, including an agent's message if the tendering holder has not delivered a letter of transmittal,

     - the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an agent's message in lieu of the letter of transmittal, and

     -    any other documents required by the letter of transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of original capital securities into the exchange agent's account at DTC. The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

     Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of our acceptance of those original capital securities for exchange pursuant to the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. The exchange will be made promptly after the expiration date. If, for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed (whether before or after the Trust's acceptance for exchange of original capital securities) or we extend the exchange offer or are unable to accept for exchange or exchange original capital securities tendered pursuant to the exchange offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original capital securities and such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the letter of transmittal or agent's message in lieu thereof, a holder of original capital securities will warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by CNB, the Trust or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original capital securities tendered pursuant to the exchange offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for original capital securities to be validly tendered pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an agent's message in lieu of a letter of transmittal, and any other required documents, must be received by the exchange agent at one of its addresses set forth under "--Exchange Agent." In addition, either:

     - tendered original capital securities must be received by the exchange agent,

     - the original capital securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an agent's message if the tendering holder has not delivered a letter of transmittal, must be received by the exchange agent, in each case on or prior to the expiration date, or

     - the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal and the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess of $100,000. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     The method of delivery of certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail, return-receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure a timely delivery.

     Book-Entry Transfer. The exchange agent will establish an account with respect to the original capital securities at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the original capital securities by causing DTC to transfer the original capital securities into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of original capital securities may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu of the letter of transmittal, and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "--Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

     Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

     Signature Guarantees. Certificates for the original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

     - a certificate for the original capital securities is registered in a name other than that of the person surrendering the certificate or

     - the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

In those cases, thecertificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):

     -    a bank,

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer,

     -    a credit union,

     - a national securities exchange, registered securities association or clearing agency,

     - a savings association that is a participant in a Securities Transfer Association (an "eligible institution"), unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

        Guaranteed Delivery. If a holder desires to tender original capital securities pursuant to the exchange offer and the certificates for such original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, the original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     -    the tenders are made by or through an eligible institution;

     - a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or prior to the expiration date; and

     - the certificates (or a book-entry confirmation) representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof), or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of original capital securities, or of a book-entry confirmation with respect to such original capital securities, and a properly completed and duly executed letter of transmittal (or facsimile thereof), or agent's message in lieu thereof, together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when original capital securities, book-entry confirmations with respect to original capital securities and other required documents are received by the exchange agent.

     Our acceptance for exchange of original capital securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, CNB and the Trust upon the terms and subject to the conditions of the exchange offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered original capital securities will be determined by us, in our sole discretion, whose determination shall be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of CNB, the Trust, any affiliates or assigns of CNB or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, proper evidence satisfactory to us, in our sole discretion, of the person's authority to so act must be submitted.

     A beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

RESALE OF EXCHANGE CAPITAL SECURITIES

     The Trust is making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither CNB nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Securities and Exchange Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Securities and Exchange Commission, and subject to the two immediately following sentences, we believe that exchange capital securities issued pursuant to this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the exchange capital securities. However, any holder of original capital securities who is an affiliate of CNB or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

     - will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Securities and Exchange Commission set forth in the above-mentioned interpretive letters,

     - will not be permitted or entitled to tender such original capital securities in the exchange offer, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities, unless such sale is made pursuant to an exemption from such requirements.

     In addition, as described below, participating broker-dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange capital securities.

     Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that

     -    it is not an affiliate of CNB or the Trust,

     - any exchange capital securities to be received by it are being acquired in the ordinary course of its business,

     - it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such exchange capital securities, and

     - if the holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such exchange capital securities.

The letter of transmittal contains the foregoing representations. In addition, we may require the holder, as a condition to the holder's eligibility to participate in the exchange offer, to furnish to us (or our agent) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom the holder holds the capital securities to be exchanged in the exchange offer. Each participating broker-dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an agent's message that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Securities and Exchange Commission in the interpretive letters referred to above, we believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities (other than original capital securities which represent an unsold allotment from the original sale of the original capital securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange capital securities for a period ending 90-days after the expiration date (subject to extension under certain limited circumstances described below) or, if earlier, when all exchange capital securities have been disposed of by such participating broker-dealer. Please refer to "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify CNB or the Trust, or cause CNB or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. The notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "--Exchange Agent." Any person, including any participating broker-dealer, who is an affiliate of CNB or the Trust may not rely on the interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each participating broker-dealer who surrenders original capital securities pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or delivery of an agent's message in lieu thereof, that, upon receipt of notice from CNB or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of exchange capital securities (or the exchange guarantee or the exchange junior subordinated debentures, as applicable) pursuant to this prospectus until CNB or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to the participating broker-dealer or CNB or the Trust has given notice that the sale of the exchange capital securities (or the exchange guarantee or the exchange junior subordinated debentures, as applicable) may be resumed, as the case may be. If CNB or the Trust gives notice to suspend the sale of the exchange capital securities (or the exchange guarantee or the exchange junior subordinated debentures, as applicable), it shall extend the 90-day period referred to above during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange capital securities or to and including the date on which CNB or the Trust has given notice that the sale of exchange capital securities (or the exchange guarantee or the exchange junior subordinated debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date. In order for a withdrawal to be effective a telegram, telex, facsimile transmission or letter of such notice of withdrawal must be timely received by the exchange agent at one of its addresses set forth under "--Exchange

Agent" on or prior to the expiration date. Any notice of withdrawal must specify the name of the holder who tendered the original capital securities to be withdrawn, the amount of original capital securities delivered for exchange and a statement that the holder is withdrawing his election to have these original capital securities exchanged. If original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such original capital securities, the tendering holder must submit the certificate numbers shown on the particular original capital securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original capital securities tendered for the account of an eligible institution. If original capital securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering original capital securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by us, in our sole discretion, whose determination shall be final and binding on all parties. None of CNB, the Trust, any affiliates or assigns of CNB or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

     Distributions on the exchange capital securities are payable quarterly on March 31, June 30, September 30 and December 31 of each year, at the annual rate, reset quarterly, equal to the three-month LIBOR plus 275 basis points of the liquidation amount to the holders of the exchange capital securities. Distributions on the exchange capital securities will accumulate from the last date on which a Distribution was paid on the original capital security surrendered in exchange therefor, or if no distribution has been paid on such capital security, from August 6, 1999, the date of the original issuance of the original capital securities.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

     - there occurs a change in the current interpretation by the staff of the Securities and Exchange Commission which permits the exchange capital securities issued pursuant to the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an affiliate of CNB or the Trust) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange capital securities are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the exchange capital securities; or

     - any law, statute, rule or regulation has been adopted or enacted - which, in the judgment of CNB or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair the ability of the Trust or CNB to proceed with the exchange offer;

     - a banking moratorium has been declared by United States federal or New York state authorities which, in our judgment, would reasonably be expected to impair the ability of the Trust or CNB to proceed with the exchange offer;

     - trading on the New York Stock Exchange or generally in the United States over-the-counter market has been suspended by order of the Securities and Exchange Commission or any other governmental authority which, in our judgment, would reasonably be expected to impair the ability of the Trust or CNB to proceed with the exchange offer; or

     - a stop order has been issued by the Securities and Exchange Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings have been initiated or, to the knowledge of CNB or the Trust, threatened for that purpose, or any governmental approval which either CNB or the Trust shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

     If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or may waive any condition or otherwise amend the terms of the exchange offer in any respect. If the waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original capital securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:


          By Registered or By Hand or Certified Mail Overnight Delivery
                            Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                            Wilmington, DE 19890-0001
                              Attn: Kristin F. Long
                           Corporate Trust Operations


                           Confirm by telephone or for
                               information call:
                                 (302) 651-1562

                             Facsimile Transmission
                          (Eligible Institutions Only):
                                 (302) 651-1079

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     CNB has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with its services. CNB will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

     Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection the exchange. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of those transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

     Neither CNB nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                       DESCRIPTION OF EXCHANGE SECURITIES

     The terms of the exchange securities are identical in all material respects to the terms of the original securities, except that:

     - the original securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer),

     - the exchange capital securities will not provide for any increase in their distribution rate, and

     - the exchange junior subordinated debentures will not provide for - any increase in their interest rate.

     As used in this prospectus:

     - "indenture" means the Indenture, dated as of August 6, 1999, between CNB Financial Corp. and Wilmington Trust Company, as debenture trustee, relating to the junior subordinated debentures;

     - "trust agreement" means the Amended and Restated Trust Agreement, dated as of August 6, 1999, relating to the Trust by and among CNB, as Sponsor, Wilmington Trust Company, as property trustee, Wilmington Trust Company, as Delaware trustee, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; and

     - "guarantee" means the Guarantee Agreement relating to the capital securities between CNB Financial Corp. and Wilmington Trust Company, as guarantee trustee.

     Except where otherwise indicated, the following description applies to both the exchange securities and the original securities.

CAPITAL SECURITIES

     We have summarized the material terms and provisions of the capital securities in this section. This summary is not complete and is subject to, and qualified by, the trust agreement, including the definitions used in the trust agreement. This summary is also subject to, and qualified by, the Trust Indenture Act of 1939. The trust agreement will be subject to the Trust Indenture Act upon consummation of the exchange offer. We encourage you to read the trust agreement for additional information.

General

     The capital securities rank equal to, and payments made on the capital securities will be made on a pro rata basis with, the common securities of the Trust, except as described under "--Subordination of Common Securities." The property trustee has legal title to the junior subordinated debentures and holds them in trust for the benefit of you and the other holders of the capital securities. CNB's guarantee for the benefit of the holders of the capital securities is a guarantee on a subordinated basis with respect to the capital securities, but does not guarantee payment of distributions or amounts payable on redemption or liquidation of the capital securities when the Trust does not have funds legally available to pay distributions or other amounts to the holders of the capital securities. You should read "Description of Exchange Securities--Guarantee" for more information about CNB's guarantee.

Distributions

     The capital securities represent beneficial ownership interests in the Trust. Distributions on the capital securities will be cumulative, and accumulate from August 6, 1999. Distributions will be made at an annual rate, reset quarterly, equal to the three month LIBOR plus 275 basis points, of the stated liquidation amount of $1,000, payable quarterly in arrears on the distribution dates, which are March 31, June 30, September 30 and December 31 of each year, to holders of the capital securities on the relevant record dates. If the capital securities are in book-entry form, the record dates will be one business day prior to the relevant distribution date. If the capital securities are not in book-entry form, record dates will be the 15th day of the month in which the distribution is to be paid.

     The first distribution date for the capital securities was September 30, 1999. Each period beginning on and including a distribution date and ending on but excluding the next distribution date is a distribution period. The amount of distributions payable for any distribution period will be based on the actual number of days elapsed in such period and a 360-day year.

     If any distribution date would otherwise fall on a day that is not a business day, the distribution date will be postponed to the next day that is a business day without any additional payments for the delay, unless the distribution would fall in the next calendar year, in which case the distribution date will be the last business day of the calendar year. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware, or the State of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee is closed for business.

     The Trust's revenue available for distribution to holders of the capital securities is limited to CNB's payments to the Trust under the junior subordinated debentures. For more information regarding the junior subordinated debentures, please refer to "Description of Exchange Securities--Junior Subordinated Debentures --General." If CNB does not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the capital securities and on the common securities. CNB guarantees the payment of distributions if and to the extent that the Trust has funds legally available to pay the distributions. You should read "Description of Exchange Securities--Guarantee" for more information about the extent of CNB's guarantee.

Determination of 3-Month LIBOR

     On each determination date, the calculation agent will calculate the distribution rate, based on 3-month LIBOR, for the distribution period commencing on the second London Banking Day immediately following such determination date. "3-month LIBOR" means, with respect to a distribution period relating to a distribution date, the London interbank offered rate for three-month, Eurodollar deposits determined in the following order of priority:

     - the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related determination date;

     - if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related determination date, 3-month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such determination date;

     - if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related determination date, the calculation agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such determination date. If at least two quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations;

     - if fewer than two quotations are provided by the principal London offices of leading banks in the London interbank market, the calculation agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such determination date. If at least two such quotations are provided, 3-month LIBOR will be the arithmetic mean of such quotations; and

     - if fewer than two quotations are provided by major New York City banks, 3-month LIBOR will be 3-month LIBOR determined with respect to the distribution period immediately preceding such current distribution period.

     If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related determination date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such determination date, the corrected rate as so substituted on the applicable page will be the applicable 3-month LIBOR for such determination date.

     As used in this prospectus:

     "calculation agent" means Wilmington Trust Company;

     "determination date" means the date that is two London Banking Days preceding the first day of any period for which a distribution will be payable;

     "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market; and

     "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

     All percentages resulting from any calculations on the capital securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

     On the determination date, the calculation agent will notify us and the paying agent of the applicable distribution rate in effect for the related distribution period. The calculation agent will, upon the request of the holder of any capital securities, provide the distribution rate then in effect. All calculations made by the calculation agent in the absence of manifest error will be conclusive for all purposes and binding on us and the holders of the capital securities.

Option to Defer Interest Payments

     As long as no event of default exists, CNB has the right under the indenture to elect to defer the payment of interest on the junior subordinated debentures, at any time or from time to time, for no more than 20 consecutive quarters with respect to each deferral period, provided that no deferral period will end on a date other than an interest payment date on the junior subordinated debentures, or extend beyond September 30, 2029, the maturity date of the junior subordinated debentures. If CNB defers payments, the Trust will defer quarterly distributions on the capital securities during the deferral period. During any deferral period, distributions will continue to accrue on the capital securities and on any accrued and unpaid distributions, compounded quarterly from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the junior subordinated debentures. The term distributions includes any accumulated additional distributions.

     Before the end of any deferral period, CNB may extend the deferral period, as long as the extension does not cause the deferral period to exceed 20 consecutive quarters, or, to end on a date other than an interest payment date or extend beyond September 30, 2029. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, CNB may elect to begin a new deferral period, subject to the above requirements. The property trustee will give notice of its election to begin a new deferral period to the holders of the capital securities. No interest shall be due and payable during a deferral period until the deferral period ends. CNB must give the property trustee and the Delaware trustee notice of its election to defer interest payments or to extend a deferral period at least one business day before the earlier of:

     - the date the distributions on the capital securities would have been payable except for the election to begin a deferral period; and

     - the date the property trustee is required to give notice to holders of the capital securities of the record date or the date distributions are payable, but in any event not less than one business day prior to the record date.

     There is no limitation on the number of times that CNB may elect to begin a deferral period. Please refer to "Description of Exchange Securities--Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any deferral period, CNB may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

     - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal or junior to the junior subordinated debentures; or

     - make any guarantee payments with respect to any guarantee of the debt securities of any subsidiary if such guarantee ranks equal or junior to the junior subordinated debentures.

     Notwithstanding the foregoing, during a deferral period CNB may make the following payments:

     - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock,

     - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan in the future, or the redemption or repurchase of any rights pursuant thereto,

     -    payments under the guarantee,

     - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock or indebtedness for another class or series of its capital stock,

     - the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged, and

     - repurchases, redemptions or other acquisitions of shares of its capital stock in connection with any employment contract, benefit plan or similar arrangements with or for the benefit of any one or more of its directors, officers, employees or consultants in connection with any of its dividend reinvestment or shareholder stock purchase plans or in connection with the issuance of its capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable deferral period.

     CNB does not currently intend to exercise its right to defer payments of interest on the junior subordinated debentures. CNB's obligations under the guarantee to make payments of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Exchange Securities--Guarantee" for more information about the extent of CNB's guarantee.

Redemption

     Upon repayment on September 30, 2029 or prepayment, in whole or in part prior to September 30, 2029, of the junior subordinated debentures (other than following the distribution of the junior subordinated debentures to you as a holder of the capital securities and CNB, as the holder of the common securities), the property trustee will apply the proceeds from the repayment or prepayment of the junior subordinated debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem at a redemption price equal to the liquidation amount, plus accrued and unpaid distributions on the capital securities an amount of trust securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debentures paid to the Trust. CNB will give notice of any redemption between 30 and 60 days prior to the redemption date.

     If CNB prepays less than all of the junior subordinated debentures on a redemption date, then the property trustee will allocate the proceeds of the prepayment on a pro rata basis among the capital securities and the common securities. If a court of competent jurisdiction enters an order to dissolve the Trust, the junior subordinated debentures will be subject to optional prepayment in whole, but not in part, on or after September 30, 2009.

     CNB has the right to prepay the junior subordinated debentures:

     -    in whole or in part, on or after September 30, 2009; and

     - in whole but not in part, at any time prior to September 30, 2009, if there are changes in the bank regulatory, investment company or tax laws that, in the opinion of counsel experienced in such matters, would adversely affect the status of the Trust, the capital securities, the common securities or the junior subordinated debentures.

     CNB may have to obtain regulatory approval, including the approval of the Federal Reserve Board, before CNB redeem any junior subordinated debentures.

     Please refer to "Description of Exchange Securities--Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment" for information on prepayment of the junior subordinated debentures.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures

     CNB, as holder of the outstanding common securities, has the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, CNB has the right to distribute the junior subordinated debentures to the holders of the capital securities and to CNB as holder of the common securities. CNB's right to dissolve the Trust is subject to its receiving any required regulatory approval.

     The Trust will automatically dissolve if:

     - certain bankruptcy events occur with respect to CNB, or CNB dissolves or liquidates;

     - CNB distributes junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities to holders of the capital securities and CNB, as holder of the common securities, has given written directions to the property trustee to dissolve the Trust (which direction is at CNB's option and, except as described above, wholly within its discretion, as sponsor);

     - the Trust redeems all of the capital securities as described under "--Redemption;"

     -    the Trust's term expires; or

     - a court of competent jurisdiction enters an order for the dissolution of the Trust.

        If the Trust is dissolved as described above, the Trust will be liquidated by the issuer trustees as quickly as the issuer trustees determine to be possible by distributing to holders of the capital securities and the common securities, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law, junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the capital securities and the common securities will be entitled to receive an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions on the capital securities and the common securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, and if a debenture event of default exists, the capital securities will have a priority over the common securities. For more information, please refer to "--Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of junior subordinated debentures to holders of the capital securities and the common securities:

     - the capital securities and the common securities will no longer be deemed to be outstanding;

     - DTC or its nominee will receive in respect of each registered global certificate representing capital securities and the common securities a registered global certificate representing the junior subordinated debentures to be delivered upon this distribution; and

     - any certificates representing capital securities and the common securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of those capital securities and the common securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those capital securities and the common securities until such certificates are presented to the administrators or their agent for cancellation, in which case CNB will issue to those holders, and the Delaware trustee will authenticate, a certificate representing the junior subordinated debentures.

     We cannot assure you of the market prices for the capital securities or the junior subordinated debentures that the issuer trustees may distribute to you in exchange for the capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the capital securities that you purchase, or the junior subordinated debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the capital securities.

     If CNB elects not to prepay the junior subordinated debentures prior to maturity and either elects not to or is unable to liquidate the Trust and distribute the junior subordinated debentures to holders of the capital securities and the common securities, the capital securities and the common securities will remain outstanding until the repayment of the junior subordinated debentures on September 30, 2029.

Redemption Procedures

     If CNB redeems the junior subordinated debentures, the Trust will redeem capital securities and the common securities at the applicable redemption price with the proceeds that it receives from its redemption of the junior subordinated debentures. Any redemption of capital securities and the common securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to "--Subordination of Common Securities."

     If the Trust gives a notice of redemption for the capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

     - the capital securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. For more information, you should refer to "--Form, Denomination, Book-Entry Procedures and Transfer."

     - the capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the capital securities. For more information, you should refer to "--Payment and Paying Agency."

     Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities called for redemption will cease, except the right of the holders of the capital securities to receive the applicable redemption price, without interest, and the capital securities called to be redeemed will cease to be outstanding.

     If any redemption date for the capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment will be made on the last business day of the calendar year. If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by CNB pursuant to the guarantee:

     - distributions on the capital securities will continue to accumulate at the applicable rate from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid; and

     - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of capital securities and the common securities at its registered address. Unless CNB defaults in payment of the applicable redemption price on, or in the repayment of, the junior subordinated debentures, on and after the redemption date, distributions will cease to accrue on the capital securities and the common securities called for redemption.

     Subject to applicable law (including, without limitation, U.S. federal securities laws), CNB or its subsidiaries may at any time, and from time to time, purchase outstanding capital securities in the open market or by private agreement.

Subordination of Common Securities

     Payment of distributions on, and the redemption price of, the capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if a debenture event of default exists on any distribution date or redemption date, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or before the distribution or redemption date, or payment of the applicable redemption price is made in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

     In the case of any event of default resulting from a debenture event of default, CNB, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured, waived or otherwise eliminated. Until any event of default has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on its behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

     An event of default under the indenture constitutes an event of default under the trust agreement. Please refer to "Description of Exchange Securities--Junior Subordinated Debentures--Debenture Events of Default" for information regarding an event of default under the indenture.

     The trust agreement provides that within five business days after any event of default actually known to the property trustee occurs, the property trustee will give notice of the event of default to the holders of the capital securities, to the administrators and to us, as sponsor, unless the event of default has been cured or waived. CNB, as sponsor, and the administrators are required to file annually with the property trustee a certificate as to whether CNB and the administrators have complied with the applicable conditions and covenants of the trust agreement.

     If a debenture event of default exists as a result of any failure by CNB to pay amounts in respect of the junior subordinated debentures when due, the capital securities will have a preference over the common securities as described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities." An event of default does not entitle the holders of capital securities to accelerate the maturity date of the capital securities.

Removal of Trustees

     The holders of at least a majority in aggregate liquidation amount of the capital securities may remove the property trustee and the Delaware trustee for cause. If an event of default exists under the trust agreement, the holders of a majority in liquidation amount of the outstanding capital securities may remove the property trustee and the Delaware trustee with or without cause. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators, because these voting rights are vested exclusively in CNB as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

Merger or Consolidation of Trustees

     If the property trustee or the Delaware trustee is merged, converted or consolidated into another entity, or the property trustee or the Delaware trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the property trustee, the new entity shall be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at CNB's request, as holder of the common securities, and with the consent of a majority in liquidation amount of the capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

          -    the successor either:

          - expressly assumes all of the obligations of the Trust with respect to the capital securities and the common securities, or

          - substitutes securities for the capital securities and the common securities that have substantially the same terms as the capital securities and the common securities so long as the substitute securities rank equal to the capital securities and the common securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - CNB appoints a trustee of the successor possessing the same powers and duties as the property trustee with respect to the junior subordinated debentures;

     - the substitute securities are listed, or any substitute securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities and the common securities are then listed or quoted, if any;

     - if the capital securities, substitute securities or junior subordinated debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities to be downgraded by the rating organization;

     - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities and the common securities (including any successor securities) in any material respect;

     - the successor has a purpose substantially identical to that of the Trust;

     - prior to the transaction, CNB received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

          - the transaction does not adversely affect the rights, preferences and privileges of the holders of the capital securities and the common securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity), and

          - following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act; and

     - CNB, or any permitted successor or assignee owns all of the common securities of the successor and guarantees the obligations of the successor under the substituted securities at least to the extent provided by the guarantee.

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

     Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the capital securities and the common securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust," "--Removal of Trustees," and "Description of Exchange Securities--Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the capital securities will have no voting rights.

     CNB, as holder of the common securities, together with the issuer trustees, may amend the trust agreement from time to time, without the consent of the holders of the capital securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement;

     - to modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any capital securities are outstanding, the Trust will not be classified as an association taxable as a corporation or to enable the Trust to qualify as a grantor trust, in each case for U.S. federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act; or

     - to modify, eliminate or add any provisions of the trust agreement to such extent as shall be necessary to enable the Trust or CNB to conduct an exchange offer in the manner contemplated by the registration rights agreement;

provided, however, that in the case of the first and third clauses above the amendment would not adversely affect in any material respect the interests of the holders of the capital securities. Any amendments of the trust agreement pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the capital securities.

     CNB, as holder of the common securities, together with the issuer trustees, may amend the trust agreement:

     - with the consent of holders representing a majority (based upon liquidation amount) of the outstanding capital securities; and

     - upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act, provided that, without the consent of each holder of capital securities and common securities, no amendment may change the amount or timing of any distribution on, or the payment required to be made in respect of, the capital securities and the common securities as of a specified date; or restrict the right of a holder of capital securities and the common securities to sue for the enforcement of any payment on or after the specified date.

     So long as any junior subordinated debentures are held by the property trustee, the issuer trustees may not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the Delaware trustee, or execute any trust or power conferred on the Delaware trustee with respect to the junior subordinated debentures;

     -    waive certain past defaults under the indenture;

     - exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the junior subordinated debentures; or

     - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding capital securities; provided, however, that where a consent under the indenture would require the consent of each holder of junior subordinated debentures affected by the amendment, modification or termination, the property trustee will not give consent without the prior approval of each holder of the capital securities.

     The issuer trustees may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders. The property trustee will notify each holder of capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the issuer trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action.

     Any required approval of holders of capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of those holders has been taken, to be given to each holder of record of capital securities in accordance with the trust agreement.

     No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities in accordance with the trust agreement.

     Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by CNB, the issuer trustees or any of CNB's or any trustee's affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

     The exchange capital securities may be issued in certificated form or as one or more registered global capital securities.

     In the event that capital securities are issued in certificated form, the capital securities will be issued in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such blocks in the manner and at the offices described below.

     The global capital securities will be deposited upon issuance with the property trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the global capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 capital securities. Beneficial interests in the global capital securities may not be exchanged for capital securities in certificated form, except in the limited circumstances described below. Please refer to "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" for additional information.

     Other exchange capital securities will be issued only in registered, certificated (i.e., non-global) form. Other exchange capital securities may not be exchanged for beneficial interests in any global capital securities, except in the limited circumstances described below. Please refer to "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities" for additional information.

     Transfer of beneficial interests in the global capital securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

     DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, to eliminate the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available indirect participants. Indirect participants are banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

     DTC also has advised us that, pursuant to procedures established by it:

     - upon deposit of the global capital securities, DTC will credit the - accounts of participants designated by the exchange agent with portions of the liquidation amount of the global capital securities, and

     - ownership of interests in the global capital securities will be shown on, and the transfer of ownership of the global capital securities, will be effected only through records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global capital securities).

Registration of Capital Securities

     The capital securities will be represented by one or more global certificates registered in the name of DTC or its nominee. Beneficial interests in the capital securities will be shown on, and transfers of the global capital securities will be effected only through, records maintained by participants. Except as described below, capital securities in certificated form will not be issued in exchange for the global certificates. Please refer to "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" for additional information.

     You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the capital securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Payments on the global capital security registered in the name of DTC, or its nominee, will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

     - any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global capital securities, or

     - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised us that its current practice, upon receipt of any payment on the capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the capital securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the property trustee, the Trust or CNB. None of the Trust, CNB nor the property trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the capital securities, and the Trust, CNB and the property trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

     Any secondary market trading activity in interests in the global capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of capital securities (including, without limitation, presenting the capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global capital securities in respect of the portion of the liquidation amount of the capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global capital securities for legended capital securities in certificated form and to distribute the certificated capital securities to its participants.

     We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

     Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of the Trust, CNB nor the property trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global capital securities that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A global capital security can be exchanged for capital securities in registered certificated form if:

     - DTC notifies CNB that it is unwilling or unable to continue as clearing agency for the global capital security and CNB fails to appoint a successor clearing agency within 90 days of receipt of DTC's notice, or has ceased to be a clearing agency registered under the Exchange Act and CNB fails to appoint a successor depositary within 90 days of becoming aware of this condition;

     - the Trust, in its sole discretion, elects to cause the capital securities to be issued in certificated form; or

     -    a default or an event of default has occurred and is continuing.

     In all cases, certificated capital securities delivered in exchange for any global capital security will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agency

     The Trust will make payments on the capital securities that are held in global form to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. The Trust will make payments on the capital securities that are not held by DTC by mailing a check to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators and CNB. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the

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administrators and CNB. In the event that the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company acceptable to us) to act as paying agent.

Restrictions on Transfer

     The capital securities may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 capital securities) and multiples of $1,000 in excess of $100,000. Any attempted sale, transfer or other disposition of capital securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect. Any such purported transferee shall be deemed not to be the holder of the capital securities for any purpose, including but not limited to the receipt of distributions on the capital securities, and such purported transferee shall be deemed to have no interest in the capital securities. You should read "Notice to Investors" for additional information.

Registrar and Transfer Agent

     The property trustee acts as registrar transfer agent and exchange agent for the capital securities.

     The registrar will register transfers of the capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the capital securities registered after they have been called for redemption.

Information Concerning the Property Trustee

     Except if an event of default exists, the property trustee will undertake to perform only the duties specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities and the common securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the capital securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as it deems advisable and in the best interests of the holders of the capital securities and the common securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The administrators and the property trustee are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

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

     - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

     - the Trust will be classified as a grantor trust for U.S. federal income tax purposes; and

     - the junior subordinated debentures will be treated as its indebtedness for U.S. federal income tax purposes.

     In connection with the foregoing, CNB, as holder of the common securities, and the property trustee are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that CNB and the property trustee determine in their discretion is necessary or desirable for such purposes, as long as it does not materially adversely affect the interests of the holders of the capital securities and the common securities.

     The trust agreement provides that

     - holders of the capital securities and the common securities have no preemptive or similar rights to subscribe for any additional capital securities and common securities, and

     - the issuance of capital securities and common securities is not subject to preemptive rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

JUNIOR SUBORDINATED DEBENTURES

     The original junior subordinated debentures were, and the exchange junior subordinated debentures will be, issued under an indenture, between CNB and Wilmington Trust Company, acting as debenture trustee. Upon effectiveness of the exchange offer registration statement, the indenture will be qualified under the Trust Indenture Act. We have summarized the material terms and provisions of the junior subordinated debentures and the indenture in this section. This summary is not complete and is subject to, and qualified by, the indenture, including the definitions used in the indenture. This summary is also subject to, and qualified by, the Trust Indenture Act. The indenture will be subject to the Trust Indenture Act upon consummation of the exchange offer. We encourage you to read the indenture for additional information.

General

     The Trust invested the proceeds from the sale of the capital securities and the common securities in the junior subordinated debentures issued by CNB. The junior subordinated debentures bear interest at the annual rate, reset quarterly, equal to the three-month LIBOR plus

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

275 basis points, of the principal amount of the junior subordinated debentures, payable quarterly in arrears on interest payment dates of March 31, June 30, September 30 and December 31 of each year and at maturity to the person in whose name each junior subordinated debenture is registered at the close of business on the relevant record date. The first interest payment date for the junior subordinated debentures was September 30, 1999. Each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

     We anticipate that, until the liquidation, if any, of the Trust, each junior subordinated debenture will be held by the property trustee in trust for the benefit of the holders of the capital securities. The amount of interest payable for any interest period will be computed on the basis of the actual number of days elapsed in such period and a 360-day year. In the event that any interest payment date would otherwise fall on a day that is not a business day, the interest payment date will be postponed to the next business day (without any interest or other payment due to the delay) unless it would fall in the next calendar year, in which case the interest payment date shall be the last business day of the calendar year.

     Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the applicable periodic interest rate, compounded quarterly from the relevant interest payment date. The term "interest" as used in this prospectus includes quarterly interest payments and interest on quarterly interest payments not paid on the applicable interest payment date.

     Notwithstanding anything to the contrary set forth above, if the maturity date falls on a day that is not a business day, the payment of principal and interest will be paid on the next business day, with the same force and effect as if made on the maturity date, and no interest on such payments will accrue from and after the maturity date.

     The junior subordinated debentures will mature on September 30, 2029.

     The junior subordinated debentures rank equal to all of CNB's other junior subordinated debentures which may be issued to other trusts established by CNB, in each case similar to the Trust, and are unsecured and rank subordinate and junior to all indebtedness for money that CNB borrows to the extent and in the manner set forth in the indenture. Please refer to "--Subordination" for additional information concerning the subordination of the junior subordinated debentures.

     The junior subordinated debentures are effectively subordinated to all existing and future liabilities of the Bank (including the Bank's deposit liabilities) and Central Asset Management, Inc. and all liabilities of any of its future subsidiaries. The indenture does not limit CNB, the Bank or Central Asset Management, Inc. from incurring or issuing other secured or unsecured debt, including senior indebtedness. Please refer to "--Subordination" for additional information concerning the subordination of the junior subordinated debentures.

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Form, Registration and Transfer

     If the junior subordinated debentures are distributed to the holders of the capital securities and the common securities, the junior subordinated debentures may be represented by one or more global certificates registered in the name of DTC or its nominee. The depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, you should read "Description of Exchange Securities--Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

Payment and Paying Agents

     Payment of principal of (and premium, if any) and interest on the junior subordinated debentures will be made at the office of the debenture trustee in New York, New York or at the office of such paying agent or paying agents as CNB may designate from time to time, except that, at its option, payment of any interest may be made, except in the case of junior subordinated debentures in global form:

     - by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the junior subordinated debentures; or

     - by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

     Payment of any interest on any junior subordinated debenture will be made to the person or entity in whose name the subordinated debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest. CNB may at any time designate additional paying agents or rescind the designation of any paying agent; however CNB will always be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by CNB, in trust for the payment of the principal of (or premium, if any) or interest on any junior subordinated debentures and remaining unclaimed for two years after such principal (or premium, if any) or interest has become due and payable shall, at its request, be repaid to CNB and the holder of the junior subordinated debentures shall thereafter look, as a general unsecured creditor, only to CNB for payment.

Option to Extend Interest Payment Date

     So long as no debenture event of default exists, CNB has the right under the indenture to defer the payment of interest on the junior subordinated debentures, at any time and from time to time, for no more than 20 consecutive quarters for each deferral period, provided that no deferral

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

period shall end on a date other than an interest payment date or extend beyond September 30, 2029. At the end of a deferral period, CNB must pay all interest then accrued and unpaid (together with interest thereon at the applicable periodic interest rate, compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the capital securities and the common securities or, if the junior subordinated debentures have been distributed to holders of the capital securities and the common securities, holders of junior subordinated debentures, will be required to include that deferred interest in gross income for U.S. federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. You should read "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" for additional information regarding the tax consequences of a deferral.

     During any such deferral period, CNB may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

     - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal or junior to the junior subordinated debentures; or

     - make any guarantee payments with respect to any guarantee by CNB of the debt securities of any of its subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures.

     Notwithstanding the foregoing, during a deferral period CNB may make the following payments:

     - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock,

     - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto,

     -    payments under the guarantee,

     - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock or indebtedness for another class or series of its capital stock,

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

     - the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and

     - repurchases, redemptions or other acquisitions of shares of its capital stock in connection with any employment contract, benefit plans or similar arrangements with or for the benefit of any one or more of its directors, officers, employees or consultants in connection with any of its dividend reinvestment or shareholder stock purchase plans or in connection with the issuance of its capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable deferral period.

     CNB does not currently intend to exercise its option to defer payments of interest on the junior subordinated debentures.

     Before the end of any deferral period, CNB may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 20 consecutive quarterly periods, to end on a date other than an interest payment date or to extend beyond September 30, 2029. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the applicable periodic interest rate, compounded quarterly, to the extent permitted by applicable law), CNB may elect to begin a new deferral period, subject to the requirements set forth herein. No interest shall be due and payable during a deferral period until the deferral period ends. CNB must give the property trustee and the debenture trustee notice of its election at least one business day before the earlier of:

     - the date the distributions on the capital securities and the common securities would have been payable except for the election to begin or extend such deferral period;

     - the date the property trustee is required to give notice to holders of capital securities of the record date for such distributions; or

     - the date such distributions are payable, but in any event at least one business day prior to the record date.

     The property trustee will notify holders of the capital securities of CNB's election to begin or extend a new deferral period.

     There is no limit on the number of times that CNB may elect to begin a deferral period.

Optional Prepayment

     CNB may prepay the junior subordinated debentures at its option on or after September 30, 2009, in whole at any time or in part from time to time, subject to its receipt of any required

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regulatory approval, at an optional prepayment price equal to 100% of the principal amount of the junior subordinated debentures plus any accrued and unpaid interest.

Special Event Prepayment

     If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the capital securities or the junior subordinated debentures, CNB may, at its option, and subject to its receipt of any required regulatory approval, prepay the junior subordinated debentures, in whole but not in part, at any time within 90 days of the change in the law, at the special event prepayment price equal to 100% of the principal amount of the junior subordinated debentures plus any accrued and unpaid interest. If CNB exercises its option to prepay the junior subordinated debentures under these circumstances, then the proceeds of that prepayment must be applied by the Trust to redeem the capital securities and the common securities at a prepayment price equal to 100% of the principal amount of the junior subordinated debentures so prepaid, plus, in each case, accrued and unpaid interest on the junior subordinated debentures, if any, to the date of prepayment. Please refer to "Description of Capital Securities--Redemption."

     A change in the bank regulatory law means CNB's receipt of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

     - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority, or

     - any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities and the common securities are first issued, there is more than an insubstantial risk that CNB will not be entitled to treat an amount equal to the liquidation amount of the capital securities as Tier 1 Capital (or its then equivalent if CNB were subject to the capital requirement).

     A change in the investment company law means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of

     - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority, or

     - any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities and the common securities are first issued, there is more than

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an insubstantial risk that the Trust is, or will be, considered an investment company that is required to be registered under the Investment Company Act.

     A change in tax law means the receipt by the Trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of:

     - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or

     - any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the capital securities and the common securities are first issued, there is more than an insubstantial risk that:

     - the Trust is, or will be within 90 days of the date of delivery of such opinion, subject to U.S. federal income tax with respect to any income received or accrued on the junior subordinated debentures;

     - interest payable by CNB on the junior subordinated debentures is not, or within 90 days of the date of delivery of such opinion will not be, deductible by CNB, in whole or in part, for U.S. federal income tax purposes; or

     - the Trust is, or will be within 90 days of the date of delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     CNB will mail any notice of prepayment between 30 and 60 days before the prepayment date to each holder of junior subordinated debentures to be prepaid at its registered address. Unless CNB defaults in payment of the prepayment price, on the prepayment date interest shall cease to accrue on the junior subordinated debentures called for prepayment.

     If and for so long as the Trust is the holder of all junior subordinated debentures and the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, CNB will pay as additional amounts on the junior subordinated debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities and the common securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges to which the Trust has become subject as a result of a change in the tax law.

Certain Covenants by CNB

     CNB has also covenanted that CNB will not:

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     -    declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock;

     - make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equal or junior to the junior subordinated debentures; or

     - make any guarantee payments with respect to any guarantee by CNB of the debt securities of any of its subsidiaries if such guarantee ranks equal or junior to the junior subordinated debentures;

     if at such time:

     - CNB has actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default and that CNB has not taken reasonable steps to cure;

     - if the junior subordinated debentures are held by the Trust, CNB is in default with respect to its payment of any obligations under the guarantee; or

     - CNB has given notice of its election to exercise its right to defer interest payments on the junior subordinated debentures as provided in the indenture and the deferral period, or any extension of the deferral period, is continuing.

     Notwithstanding the foregoing, CNB may make the following payments:

     - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock,

     - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of rights, stock or other property under the plan in the future, or the redemption or repurchase of any rights pursuant to to stockholders' rights plan,

     -    payments under the guarantee,

     - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock or indebtedness for another class or series of its capital stock,

     - the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and

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

     - repurchases, redemptions or other acquisitions of shares of its capital stock in connection with any employment contract, benefit plan or similar arrangements with or for the benefit of any one or more of its directors, officers, employees or consultants in connection with any of its dividend reinvestment or shareholder stock purchase plans or in connection with the issuance of its capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable deferral period.

     So long as the capital securities and the common securities remain outstanding, CNB has also covenanted:

     - to maintain 100% direct or indirect ownership of the common securities; provided, however, that any of its permitted successors under the indenture may succeed to its ownership of the common securities;

     - to use commercially reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of capital securities and the common securities in liquidation of the Trust, the redemption of all of the capital securities and the common securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

     - to use commercially reasonable efforts to cause the Trust to otherwise continue not to be classified as an association taxable as a corporation and to be classified as a grantor trust for U.S. federal income tax purposes.

Modification of Indenture

     From time to time and at any time, CNB, together with the debenture trustee, may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the indenture for specified purposes, including, among other things:

     - curing ambiguities, defects or inconsistencies, provided that such amendment in the indenture does not materially adversely affect the interest of the holders of junior subordinated debentures, and

     - qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

     The indenture permits CNB and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures; provided that no modification may, without the consent of the holders of each outstanding subordinated debenture affected:

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     -    change the stated maturity date, or reduce the principal amount, of the junior subordinated debentures,

     - reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest except pursuant to its right under the indenture to defer the payment of interest (please refer to "--Option to Extend Interest Payment Date"),

     - make the principal of, (or premium, if any) or interest on, the junior subordinated debentures payable in any coin or currency other than that provided in the junior subordinated debentures,

     - impair or affect the right of any holder of junior subordinated debentures to institute suit for the payment thereof, or

     - reduce the percentage of the principal amount of the junior subordinated debentures, the holders of which are required to consent to any such modification.

Debenture Events of Default

     A "debenture event of default" is

     - CNB's failure for 30 days to pay any interest (including compounded interest and additional sums, if any) on the junior subordinated debentures or any other debentures (about which a responsible officer of the debenture trustee has actual knowledge) when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the junior subordinated debentures or other debentures as the case may be); or

     - CNB's failure to pay any principal or premium, if any, on the junior subordinated debentures or any other debentures (about which a responsible officer of the debenture trustee has actual knowledge) when due, whether at maturity, upon prepayment, by accelerating the maturity or otherwise; or

     - CNB's failure to observe or perform, in any material respect, any other covenant contained in the indenture (other than a covenant, the breach of which is specifically dealt with in the indenture) for 90 days after written notice to CNB from the debenture trustee or to CNB and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures; or

     - certain events related to CNB's bankruptcy, insolvency or reorganization.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The

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debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may annul this declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. If the holders of the junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the capital securities shall have the right to annul the declaration and waive the default.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal (and premium, if any) due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture affected thereby.

     The indenture requires that CNB file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

     The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the junior subordinated debentures if the debenture trustee considers it in the interest of the holders to withhold the notice.

Enforcement of Certain Rights by Holders of Capital Securities

     If a debenture event of default exists that is attributable to CNB's failure to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any) on the junior subordinated debentures on the due date, a registered holder of capital securities may institute a legal proceeding directly against CNB for enforcement of payment to that holder of an amount equal to the amount payable in respect of the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities held by that holder. CNB may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities. Notwithstanding any payments that CNB makes to a holder of capital securities in connection with a direct action, CNB shall remain obligated to pay the principal of (or premium, if any) or interest (including compounded interest and additional sums, if any) on the junior subordinated debentures, and CNB shall be subrogated to the rights of such holder of the capital securities; provided that CNB has the right under the indenture to set off any payment made to that holder of the capital securities by CNB in connection with any direct action.

     The holders of the capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the junior


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

subordinated debentures, unless an event of default exists under the trust agreement. For additional information, please refer to "Description of Exchange Securities--Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The indenture provides that CNB will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties to any person, and no person shall consolidate with or merge into CNB or convey, transfer or lease all or substantially all of its properties to CNB, unless:

     - in case CNB consolidates with or merge into another person or conveys or transfers all or substantially all of its properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes CNB's obligations under the indenture with respect to the junior subordinated debentures; provided, however, that nothing in the indenture shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of the merger of a bank (as defined below) with and into a bank or CNB, the consolidation of banks into a bank or CNB, or the sale or other disposition of all or substantially all of the assets of any bank to another bank or CNB, if, in any such case in which CNB is not the surviving, resulting or acquiring entity, CNB would own, directly or indirectly, at least 80% of the voting securities of the bank (and of any other bank any voting securities of which are owned, directly or indirectly, by the bank) surviving this merger, resulting from the consolidation of acquiring the assets;

     - immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, exists; and

     -    certain other conditions as prescribed in the indenture are met.

For purposes of the first bullet point above, the term "bank" means each of:

     - any banking subsidiary of CNB the consolidated assets of which constitute 20% or more of its consolidated assets and its consolidated subsidiaries;

     - any other banking subsidiary designated as a bank pursuant to a board resolution and set forth in an officers' certificate delivered to the trustee; and

     - any subsidiary of CNB that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any bank under the first and second bullet points above and in the case of all three bullet points above their respective successors (whether by consolidation, merger, conversion transfer of substantially all their assets and business or otherwise) so

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

          long as this successor is a banking subsidiary (in the case of the first and second bullet point or a subsidiary (in the case of the third bullet point) of CNB.

     The general provisions of the indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction that CNB may become involved in that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

     The indenture provides that when, among other things,

     - all junior subordinated debentures not previously delivered to the Delaware trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year, and

     - CNB deposits or causes to be deposited with the Delaware trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the Delaware trustee for cancellation, for the principal (and premium, if any) and interest (including compounded interest and additional sums, if any) to the date of the prepayment or to September 30, 2029, as the case may be, then the indenture will cease to be of further effect (except as to CNB's obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and CNB will be deemed to have satisfied and discharged the indenture.

Subordination

     CNB has promised that any junior subordinated debentures issued under the indenture will rank junior to all senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of CNB's assets to creditors upon its liquidation, dissolution, winding up, reorganization, assignment for the benefit of its creditors, marshaling of its assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of CNB, the senior indebtedness must be paid in full before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

     If the maturity of junior subordinated debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the junior subordinated debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the junior subordinated debentures may be made if there is a default in any payment with respect to senior indebtedness, or an event of default exists with respect to any senior indebtedness that

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

accelerates the maturity of the senior indebtedness, or if any judicial proceeding shall be pending with respect to the default.

     Indebtedness for money borrowed means any obligation of or any obligation guaranteed by CNB to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments; except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

     Indebtedness ranking on a parity with the junior subordinated debentures means:

     - indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior to the junior subordinated debentures in the right of payment upon the happening of its dissolution, winding-up, liquidation or reorganization and

     - all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of the trust, partnership or other entity affiliated with CNB, that is CNB's financing vehicle, in connection with the issuance by the financing vehicle of equity securities or other securities guaranteed by CNB pursuant to an instrument that ranks equal to, with or junior to the guarantee. The securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

     Indebtedness ranking junior to the junior subordinated debentures means any indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal to or prior to the junior subordinated debentures (and any other indebtedness ranking on a parity with the junior subordinated debentures) in right of payment upon the happening of CNB's dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness for money borrowed otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent the indebtedness for money borrowed from constituting indebtedness ranking junior to the junior subordinated debentures.

     Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures, and any deferrals, renewals or extensions of the senior indebtedness.

     CNB is a bank holding company and almost all of the operating assets of CNB are owned by the Bank and Central Asset Management, Inc. CNB relies primarily on dividends from the

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

Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. CNB is a legal entity separate and distinct from the Bank. Holders of junior subordinated debentures should look only to CNB for payments on the junior subordinated debentures. There are regulatory limitations on the payment of dividends directly or indirectly to CNB from its subsidiaries. In addition, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, CNB and certain other affiliates, and on investments in stock or other securities thereof. These restrictions prevent CNB and the other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, the secured loans, other transactions and investments by the Bank are generally limited in amount as to CNB and as to each of the other affiliates to 10% of the Bank's capital and surplus and as to CNB and all of the other affiliates to an aggregate of 20% of the Bank's capital and surplus. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of CNB's subsidiaries.

     Because CNB is a bank holding company, the right of CNB to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from the distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent CNB may itself be recognized as a creditor of that subsidiary. At June 30, 1999, the Bank had total liabilities (excluding liabilities owed to CNB) of $683 million. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of CNB's subsidiary (including the Bank's deposit liabilities) and all liabilities of any future subsidiaries of CNB. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of CNB or any subsidiary, including senior indebtedness.

     For more information regarding the regulatory limitations applicable to dividends and other payments by the Bank, you should read "Risk Factors--Risks related to your investments in the capital securities--CNB will depend primarily on any dividends CNB may receive from its subsidiaries in making payments under the junior subordinated debentures, which could affect the payments made to you under the capital securities."

Restrictions on Transfer

     The junior subordinated debentures were issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (100 junior subordinated debentures) and multiples of $1,000 in excess thereof. Any attempted transfer of junior subordinated debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect. Any purported transferee shall be deemed not to be the holder of the junior subordinated debentures for any purpose, including but not limited to the receipt of payments on the junior subordinated debentures, and the purported transferee shall be deemed to have no interest in the junior subordinated debentures.

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

Governing Law

     The indenture and the junior subordinated debentures are governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

Information Concerning the Debenture Trustee

     Following the exchange offer and the qualifications of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GUARANTEE

     The original guarantee was executed and delivered by CNB at the same time as the Trust's issuance of original capital securities. The Wilmington Trust Company will act as guarantee trustee under the guarantee to comply with the Trust Indenture Act. The guarantee trustee holds the guarantee for the benefit of the holders of the capital securities.

     We have summarized the material terms and provisions of the guarantee in this section. This summary is not complete and is subject to, and qualified by, the guarantee, including the definitions used in the guarantee. This summary is also subject to, and qualified by, the Trust Indenture Act. The guarantee will be subject to the Trust Indenture Act upon consummation of the exchange offer. We encourage you to read the guarantee for additional information.

General

     CNB has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the payments with respect to the capital securities to the extent not paid by the Trust. The payments that will be subject to the guarantee are:

     - any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Trust has funds legally available at that time;

     - the applicable redemption price with respect to the capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and

     - upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the junior subordinated debentures to holders of the capital securities or the redemption of all capital

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

          securities), the lesser of the liquidation distribution, to the extent the Trust has funds legally available at that time, and the amount of assets of the Trust remaining available for distribution to holders of capital securities after satisfying the liabilities owed to the Trust's creditors as required by applicable law.

     The guarantee ranks subordinate and junior to all senior indebtedness to the extent provided in the guarantee. Please refer to "--Status of the Guarantee" for information regarding the subordination of the guarantee. CNB's obligation to make a guarantee payment may be satisfied by its direct payment of the required amounts to the holders of the capital securities or by causing the Trust to pay these amounts to the holders of the capital securities.

     The guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If CNB does not make interest payments on the junior subordinated debentures held by the Trust, the Trust will not be able to pay you distributions on the capital securities and will not have funds legally available. Please refer to the "Description of the Exchange Securities - Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" section of this prospectus. The guarantee does not limit CNB from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture, any other indenture that CNB may enter into in the future or otherwise.

     The holders of at least a majority in aggregate liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of CNB's guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under CNB's guarantee. Any holder of the capital securities may institute a legal proceeding directly against CNB to enforce their rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     If CNB defaults on its obligation to pay amounts payable under the junior subordinated debentures, the Trust will lack funds for the payment of distributions or amounts payable on redemption of the capital securities or otherwise, and the holders of the capital securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if a debenture event of default exists that is attributable to CNB's failure to pay principal of (or premium, if any) or interest on the junior subordinated debentures on a payment date, then any holder of capital securities may institute a direct action against CNB pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of (or premium, if any) or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder. In connection with a direct action, CNB will have a right of set-off under the indenture to the extent that CNB made any payment to the holder of capital securities in the direct action. Except as described herein, holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures or assert directly any other rights in respect of the junior subordinated debentures. The trust agreement provides that each holder of capital securities and the common

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securities by accepting the capital securities and the common securities agrees to the provisions of the guarantee and the indenture.

     CNB has, through its guarantee, the trust agreement, the junior subordinated debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. You should refer to "Description of Exchange Securities--Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" for more information about CNB's guarantee.

Status of the Guarantee

     CNB's guarantee constitutes an unsecured obligation and ranks subordinate and junior to all senior indebtedness in the same manner as the junior subordinated debentures. Please refer to "Description of Exchange Securities--Junior Subordinated Debentures--Subordination." In addition, because CNB is a holding company, its right to participate in any distribution of the Bank's assets upon the Bank's liquidation or reorganization or otherwise is subject to the prior claims of the Bank's creditors (including its depositors), except to the extent CNB may be recognized as a creditor of the Bank. Accordingly, CNB's obligations under the guarantee effectively are subordinated to all existing and future liabilities of its present and future subsidiaries (including depositors of the Bank). As a result, claimants should look only to CNB's assets for payments under the guarantee.

     CNB's guarantee of the Trust's capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, that CNB or any of its subsidiaries may incur. CNB expects from time to time that CNB will incur additional indebtedness and that its subsidiaries will also incur additional liabilities. CNB's guarantee constitutes a guarantee of payment and not of collection, enabling the guaranteed party to institute a legal proceeding directly against CNB to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity. CNB's guarantee is held for the benefit of the holders of the capital securities. CNB's guarantee will not be discharged, except by payment of the guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the junior subordinated debentures to, the holders of the capital securities.

Events of Default

     There will be an event of default under the guarantee if CNB fails to perform any of its payment or other obligations under the guarantee; provided, however, that except with respect to a default in payment of any guarantee payment, CNB shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice. The holders of at least a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of CNB's guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under CNB's guarantee.

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

     Any holder of the capital securities may institute a legal proceeding directly against CNB to enforce the rights of the holders of the capital securities under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     CNB, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding its compliance with the applicable conditions and covenants under its guarantee.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities (in which case no vote will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. You should read "Description of Exchange Securities--Capital Securities--Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the guarantee agreement shall bind CNB's successors, assigns, receivers, issuer trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantee

     CNB's guarantee will terminate and be of no further force and effect upon:

     -    full payment of the redemption price of the capital securities;

     - dissolution, winding up or liquidation of the Trust, immediately following the full payment of the amounts payable in accordance with the trust agreement; or

     - distribution of junior subordinated debentures to the holders of the capital securities.

     CNB's guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Information Concerning the Guarantee Trustee

     The Delaware trustee will act as the guarantee trustee and, except if CNB defaults under the guarantee, will undertake to perform only such duties as are specifically set forth in the guarantee. In case a default with respect to the guarantee has occurred, the guarantee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the guarantee at the request of any holder

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

of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Governing Law

     The guarantee is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee to the extent that the Trust has Funds Legally Available to Pay Distributions

     CNB has irrevocably guaranteed payments of distributions and other amounts due on the capital securities to the extent the Trust has funds legally available to pay distributions as and to the extent set forth under "Description of Exchange Securities--Guarantee." Taken together, CNB's obligations under the junior subordinated debentures, the indenture, the trust agreement and the guarantee provide, a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities.

     If and to the extent that CNB does not make the required payments on the junior subordinated debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the capital securities. CNB's guarantee does not cover any payments when the Trust does not have sufficient funds legally available to make those payments. Your remedy, as a holder of capital securities, is to institute a direct action. CNB's obligations under the guarantee are subordinate and junior to all senior indebtedness.

Sufficiency of Payments

     As long as CNB pays the interest and other payments when due on the junior subordinated debentures, the Trust will have sufficient funds to cover distributions and other payments due on the capital securities, primarily because:

     - the aggregate principal amount or prepayment price of the junior subordinated debentures will equal the sum of the liquidation amount or redemption price, as applicable, of the capital securities and the common securities;

     - the interest rate and interest payment dates and other payment dates on the junior subordinated debentures will match the distribution rate and distribution payment dates and other payment dates for the capital securities and the common securities;

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     -    as sponsor, CNB will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of capital securities and the common securities; and

     - the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

Enforcement Rights of Holders of Capital Securities

     You, as holder of capital securities, may institute a legal proceeding directly against CNB to enforce your rights under CNB's guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

     A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior indebtedness, the subordination provisions of the indenture provide that CNB cannot make payments in respect of the junior subordinated debentures until CNB has paid the senior indebtedness in full or CNB has cured any payment default or a payment default has been waived. CNB's failure to make required payments on junior subordinated debentures would constitute an event of default under the trust agreement.

Limited Purpose of the Trust

     The capital securities represent preferred beneficial interests in the Trust, and the Trust exists solely to:

     -    issue and sell the capital securities and the common securities;

     - use the proceeds from the sale of the capital securities and common securities to purchase CNB's junior subordinated debentures;

     - fulfill its obligations under the registration rights agreement and issue the exchange securities;

     - maintain its status as a grantor trust for federal income tax purposes; and

     - engage in other activities that are necessary or incidental to these purposes.

A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture will be entitled to receive from CNB the principal amount of (and premium, if any) and interest on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from CNB under its guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

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Rights Upon Dissolution

     Unless the junior subordinated debentures are distributed to holders of the capital securities and the common securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the capital securities and the common securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. You should review the information in "Description of Exchange Securities--Capital Securities--Liquidation of the Trust and Distribution of Exchange Securities--Junior Subordinated Debentures" for additional information.

     If CNB is voluntarily or involuntarily liquidated or bankrupted, the property trustee, as holder of the junior subordinated debentures, would be one of its subordinated creditors, the property trustee would be subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal (and premium, if any) and interest, before any of its stockholders receive payments or distributions. Since CNB is the guarantor under the guarantee and has agreed to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its capital securities and the common securities), the positions of a holder of capital securities and a holder of junior subordinated debentures relative to other creditors and to CNB's stockholders in the event of its liquidation or bankruptcy are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The capital securities and payments on the capital securities generally are subject to taxation. Therefore, you should consider the tax consequences of owning and receiving payments on the capital securities before acquiring them.

     We have engaged Arnold & Porter as special tax counsel to review the following discussion. They have given us their written legal opinion that the discussion correctly describes the principal aspects of the United States federal tax treatment of beneficial owners of capital securities.

     The following discussion is general and may not apply to your particular circumstances for any of the following (or other) reasons:

     - This summary is based on federal tax laws in effect as of the date of this prospectus. Changes to any of these laws after this date may affect the tax consequences described below.

     - This summary discusses only capital securities you acquire at original issuance at the original offering price and hold as capital assets (within the meaning of federal tax law). It does not discuss all of the tax consequences that may be relevant to Owners who are subject to special rules, such as banks, thrift

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

          institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, tax-exempt organizations and certain other financial institutions. This discussion also does not discuss tax consequences that may be relevant to you in light of the your particular circumstances, such as your holding a capital security as a position in a straddle, hedging, conversion or other integrated investment.

        This summary does not address:

     - the income tax consequences to stockholders in, or partners or beneficiaries of, a holder of capital securities;

     - the United States alternative minimum tax consequences of purchasing, owning and disposing of capital securities; or

     - any state, local or foreign tax consequences of purchasing, owning and disposing of capital securities.

     The authorities on which this summary is based are subject to various interpretations, and the opinions of our tax counsel are not binding on the Internal Revenue Service, or IRS, or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transaction described herein. Accordingly, we cannot assure you that the IRS will not challenge the opinion expressed herein or that a court would not sustain such a challenge.

     WE ADVISE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF THE CAPITAL SECURITIES BECAUSE THE FOLLOWING DISCUSSION MAY NOT APPLY TO YOU.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of original capital securities for exchange capital securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of original capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the original capital securities. If, however, the exchange of the original capital securities for the exchange capital securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the original capital securities, and a holder should have the same adjusted tax basis and holding period in the exchange capital securities as the holder had in the original capital securities immediately before the exchange.

U.S. HOLDERS

     For purposes of the following discussion, a "U.S. Holder" means:

     -    a citizen or individual resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate the income of which is includible in its gross income for U.S. federal income tax purposes without regard to its source; or

     - a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

CHARACTERIZATION OF THE TRUST

     Before the capital securities were issued, our tax counsel gave an opinion that:

     - under then current law and based on the representations, facts and assumptions set forth in this prospectus,

     - assuming full compliance with the terms of the trust agreement (and other relevant documents), and

     - based on certain assumption and qualifications referred to in the opinion,

the Trust will be characterized for United States federal income tax purposes as a grantor trust. Accordingly, for United States federal income tax purposes, you, as a U.S. Holder, will be considered the owner of an undivided interest in the junior subordinated debentures owned by the Trust, and you will be required to include all income or gain recognized for United States federal income tax purposes with respect to your share of the junior subordinated debentures on your income tax return.

CHARACTERIZATION OF THE JUNIOR SUBORDINATED DEBENTURES

     We have taken the position that, under current law, the junior subordinated debentures are its debt for United States federal income tax purposes. Arnold & Porter rendered its opinion that, under then current law, based on the representations, facts and assumptions set forth in this prospectus and certain assumptions and qualifications referenced in the opinion, and assuming full compliance with the terms of the indenture (and other relevant documents), the junior subordinated debentures will be characterized for United States federal income tax purposes as indebtedness. CNB, along with the Trust and you (by acceptance of a beneficial interest in a capital security) agree to treat the junior subordinated debentures as its debt and the capital securities as evidence of a beneficial ownership interest in the Trust. We cannot assure you, however, that the opinion will not be challenged by the IRS or, if challenged, that a challenge will not be successful. The remainder of this discussion assumes that the junior subordinated debentures will be classified as its debt for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the terms of the junior subordinated debentures, CNB has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the junior subordinated debentures. Treasury regulations provide that debt instruments like the junior subordinated debentures will not be considered issued with original issue discount, or OID, even if their issuer can defer payments of interest if the likelihood of any deferral is "remote."

     We have concluded, and this discussion assumes, that, as of the date the junior subordinated debentures were issued and as of the date of this prospectus, the likelihood of CNB deferring payments of interest was and is "remote" within the meaning of the applicable Treasury regulations. This conclusion is based in part on the fact that exercising that option would prevent CNB from declaring dividends on its common stock and would prevent CNB from making any payments with respect to debt securities that rank equally with or subordinate to the junior subordinated debentures. Therefore, the junior subordinated debentures should not be treated as issued with OID by reason of CNB's deferral option. Rather, you will be taxed on stated interest on the junior subordinated debentures when it is paid or accrued in accordance with your method of accounting for income tax purposes. You should note, however, that no published rulings or any other published authorities of the IRS have addressed this issue. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

        If CNB exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes. The sum of the remaining interest payments (and any de minimis OID) on the junior subordinated debentures would thereafter be treated as OID. The OID would accrue, and be includible in your taxable income (regardless of your method of accounting for income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures. The accrual of OID on the junior subordinated debentures would be determined by treating the reissued junior subordinated debentures as if they had a fixed interest rate equal to their variable rate on the date they are reissued and an issue price equal to their adjusted issue price on that date. The amount of OID in each period would first be calculated on an economic accrual basis based on the fixed interest rate. The OID accrual would be adjusted (up or down) based on the actual accrual of interest on the junior subordinated debentures during each period. Subsequent distributions of interest on the junior subordinated debentures generally would not be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, you will include OID in gross income in advance of the receipt of cash, and if you dispose of a capital security prior to the record date for payment of distributions on the junior subordinated debentures following that period, you will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but you will not receive cash from the Trust with respect to the OID.

     If the possibility of CNB's exercising its option to defer payments of interest is not remote, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the junior subordinated debentures. You would include that OID in your taxable income, over the term of the junior subordinated debentures, as described above.

CHARACTERIZATION OF INCOME

     Because the income underlying the capital securities will not be characterized as dividends for income tax purposes, if you are a corporate holder of the capital securities you will not be entitled to a dividends received deduction for any income you recognize with respect to the capital securities.

MARKET DISCOUNT AND BOND PREMIUM

     Under certain circumstances, you may be considered to have acquired your undivided interests in the junior subordinated debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances described above in "Description of Exchange Securities--Capital Securities--Liquidation of Trust and Distribution of Junior Subordinated Debentures," the Trust may distribute the junior subordinated debentures to you in exchange for your capital securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and you would have an aggregate adjusted basis in the junior subordinated debentures you receive for United States federal income tax purposes equal to your aggregate adjusted basis in your capital securities. For United States federal income tax purposes, your holding period in the junior subordinated debentures you receive in such a liquidation of the Trust would include the period during which you held the capital securities. If, however, the distribution is made at a time when Trust is treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to you for United States federal income tax purposes.

     Under certain circumstances described herein in "Description of Exchange Securities--Junior Subordinated Debentures - Special Event Prepayment", CNB may redeem junior subordinated debentures for cash and distribute the proceeds of the redemption to you in redemption of your capital securities. The redemption would be taxable for United States federal income tax purposes, and you would recognize gain or loss as if you had sold the capital securities for cash. Please refer to "Sales of Capital Securities" below.

SALES OF CAPITAL SECURITIES

     If you sell capital securities, you will recognize gain or loss equal to the difference between your adjusted basis in the capital securities and the amount realized on the sale of such capital securities. Your adjusted basis in the capital securities generally will be the initial purchase price, increased by OID previously included (or currently includible) in your gross income to the date of disposition, and decreased by payments received on the capital securities (other than any interest received with respect to the period prior to the effective date CNB first exercise its option to defer payments of interest). Any gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if you have held the capital securities for more than one year prior to the date of disposition.

     If you dispose of your capital securities between record dates for payments of distributions thereon, you will be required to include accrued but unpaid interest (or OID) on the junior subordinated debentures through the date of disposition in your taxable income for United States federal income tax purposes (notwithstanding that you may receive a separate payment from the purchaser with respect to accrued interest). You may deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the capital securities (or as to OID only, to add such amount to your adjusted tax basis in the capital securities). To the extent the selling price is less than your adjusted tax basis (which will include accrued but unpaid OID if any), you will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON U.S. HOLDERS

     The following discussion applies to you if you are not a U.S. Holder as described above.

     Payments to you, as a non-U.S. Holder, on a capital security generally will not be subject to withholding of income tax, provided that:

     - you did not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of its stock entitled to vote;

     - you are not a controlled foreign corporation that is related to CNB through stock ownership; and

     - either you certify to the Trust or its agent under penalties of perjury, that you are not a U.S. Holder and provide your name and address, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds the capital security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that it requires and has received such a statement from you or another financial institution between it and you in the chain of ownership, and furnishes the Trust or its agent with a copy of the statement.

     It is possible that changes in the law affecting the income tax consequences of the junior subordinated debentures could adversely affect CNB's ability to deduct interest payable on the junior subordinated debentures. Those changes could also cause the junior subordinated debentures to be classified as CNB's equity (rather than its debt) for United States federal income tax purposes. This might cause the income derived from the junior subordinated debentures to be characterized as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to you if you are not a U.S. Holder, rather than as interest which, as discussed above generally is exempt from income tax in the hands of a person who is not a U.S. Holder.

     You, as a non-U.S. Holder, will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a capital security.

     If you hold the capital securities in connection with the active conduct of a United States trade or business, you will be subject to income tax on all income and gains recognized with respect to your proportionate share of the junior subordinated debentures.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the capital securities held by a noncorporate U.S. Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the capital securities to or through the United States office of a broker are subject to information reporting unless you certify as to your non-U.S. Holder status or otherwise establish an exemption from information reporting and backup withholding. Please refer to "Backup Withholding." Taxable income on the capital securities for a calendar year should be reported to U.S. Holders on the appropriate forms by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the capital securities may be subject to a "backup" withholding tax of 31% unless you comply with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against your income tax liability, or refunded, provided the required information is provided to the IRS.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO PARTICULAR PERSON OF PARTICIPATING IN THE EXCHANGE OFFER AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL PURCHASERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") is a comprehensive federal law that applies to privately sponsored employee benefit plans. Among ERISA's purposes is to protect the interests of participants in employee benefit plans subject to ERISA ("Plans") by mandating standards of conduct, obligations and responsibilities for the people who serve as the fiduciaries of such Plans. In general, under ERISA, a person will be considered to be a fiduciary with respect to a Plan to the extent that he or she exercises discretionary authority over the management or the investment of the Plan's assets. Before investing the assets of an employee benefit plan in capital securities, a fiduciary should consider, among other things, whether the investment satisfies the prudence and diversification requirements of ERISA, whether the investment, itself, is permitted under the Plan's governing documents and ERISA's "prohibited transaction" rules.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties-in-interest" under ERISA or "disqualified persons" under the Code with respect to the Plan ("Parties-in-Interest"). Violation of the "prohibited transaction" rules may result in the imposition of an excise tax or other liabilities on "Parties-in-Interest" unless exemptive relief is available under a statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable state laws.

     The U.S. Department of Labor has issued regulations governing what constitutes "plan assets" under ERISA (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an equity investment will be deemed, for purposes of ERISA, to be assets of the investing Plan, unless certain exceptions apply. As a result, under these Regulations, the assets of the Trust will be deemed to be the assets of the investing Plans for purposes of ERISA and Section 4975 of the Code if the capital securities constitute an equity interest in the Trust under the Plan Asset Regulations and no exception under the Plan Asset Regulations applies. An "equity interest" is defined in the Plan Asset Regulations to specifically include a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Asset Regulations, the assets of the Trust will not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of an equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust is held by Plans, certain other employee benefit plans and entities holding assets deemed to be "plan assets" ("Benefit Plan Investors"). No assurance can be given that the value of the exchange capital securities held by Benefit Plan Investors will be less than 25% of the total value of such securities at the completion of the exchange offer or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions of this exception. Thus, the conditions of the exception may not be satisfied. All of the common securities are held by CNB.

     Under another exception contained in the Plan Asset Regulations, if the exchange capital securities were to qualify as "publicly offered securities," the assets of the Trust would not be deemed to be "plan assets." The exchange capital securities would qualify as "publicly offered securities" if, among other things, they are offered pursuant to an effective registration statement, are owned by 100 or more investors independent of the issuer and each other at the time of the offering, and are subsequently registered under the Exchange Act. It is expected that the 100 investor requirement will not be satisfied and that the exchange capital securities will not be registered under the Exchange Act.

     There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the exchange capital securities and, as a result, an investing Plan's assets could be considered to include an undivided interest in the junior subordinated debentures held by the Trust. In the event that assets of the Trust are considered to be assets of an investing Plan, the property trustee, the Delaware trustee, CNB and/or other persons, in providing services with respect to the junior subordinated debentures, could be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA. In addition, certain transactions involving the Trust and/or the capital securities could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if CNB is a Party-in-Interest with respect to an investing Plan (either directly or by reason of its ownership of the Bank), extensions of credit between CNB and the Trust (as represented by the junior subordinated debentures and the guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code.

     The DOL has issued five separate prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief to an employee benefit plan for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. The available PTCEs include:

     - PTCE 96-23 which may be applicable for certain transactions involving in-house asset managers;

     - PTCE 95-60 which may be applicable for certain transactions involving insurance company general accounts;

     - PTCE 91-38 which may be applicable for certain transactions involving bank collective investment funds;

     - PTCE 90-1 which may be applicable for certain transactions involving insurance company separate accounts; and

     - PTCE 84-14 which may be applicable for certain transactions involving independent qualified asset managers.

     Because of ERISA's and the Code's prohibited transaction rules, the capital securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing the "plan assets" of any Plan, unless such purchase or holding is covered by relief provided under one of the PTCEs identified above or another applicable exemption. A purchaser or holder of the capital securities or any interest therein that is a Plan or a Plan Asset Entity or that is purchasing such securities on behalf of or with "plan assets" of any Plan will be deemed to have represented by its purchase and holding thereof that: (a) the purchase and holding of the capital securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption; (b) CNB and the administrators are not "fiduciaries" within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the capital securities or the junior subordinated debentures; and (c) in purchasing the capital securities such person approves the purchase of the junior subordinated debentures and the appointment of the property trustee and the Delaware trustee. If a Plan or Plan Asset Entity purchases or holds capital securities and elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, CNB, together with the Trust, may require an opinion of legal counsel or other satisfactory evidence that such exemption is available.

     The discussion herein of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of a Plan, governmental plan or church plan considering an investment in the capital securities should consult with its legal advisors regarding the consequences of such an investment.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange capital securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by participating broker-dealers during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities if such original capital securities were acquired by such participating broker-dealers for their own accounts as a result of market-making activities or other trading activities. CNB and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify CNB or the Trust, or cause CNB or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Please refer to "The Exchange Offer--Resales of Exchange Capital Securities" for additional information.

     CNB or the Trust will not receive any cash proceeds from the issuance of the exchange capital securities offered hereby, exchange capital securities received by broker-dealers for their own accounts in connection with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange capital securities.

     Any broker-dealer that resells exchange capital securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

     Certain matters of Delaware law relating to the validity of the exchange capital securities and the creation of the Trust will be passed upon on behalf of the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust and CNB. The validity of the exchange guarantee and the exchange junior subordinated debentures will be passed upon for CNB by Arnold & Porter. Certain matters relating to United States federal income tax considerations will be passed upon for CNB by Arnold & Porter. Arnold & Porter will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of CNB and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997, included in CNB's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in this prospectus, have been audited by KPMG LLP, independent certified public accountants. Such consolidated financial statements have been included in reliance upon the report of KPMG LLP.

     The consolidated statements of income, changes in stockholders' equity, and cash flows of CNB and subsidiaries for the year ended December 31, 1996, included in CNB's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by PricewaterhouseCoopers, LLP independent certified public accountants, to the extent and for the periods indicated in their report thereon. Such consolidated financial statements have been included in reliance upon the report of PricewaterhouseCoopers, LLP.

================================================================================

You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different. The information in this prospectus may to be accurate beyond the date indicated below, regardless of when this prospectus is delivered or when the securities described in this prospectus are sold. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   ------------------------

                                      TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
Where You Can Find More Information................                            2
Additional Information We Have Incorporated in the
Prospectus.........................................                            3
Forward-looking Statements Relating to Our Future
Performance and Expectations
    and that of the Capital Securities.............                            3
Summary Information................................                            5
Summary Selected Consolidated Financial Data.......                           13
Risk Factors.......................................                           14
Accounting Treatment...............................                           25
CNBF Capital Trust I...............................                           25
The Exchange Offer.................................                           27
Description of the Exchange Securities.............                           40
Certain Federal Income Tax Considerations..........                           80
Certain ERISA Considerations.......................                           86
Plan of Distribution...............................                           89
Validity of Exchange Securities....................                           90
Independent Auditors...............................                           90

================================================================================





================================================================================


                                   $18,000,000

                              CNBF CAPITAL TRUST I

                    Series B Floating Rate Capital Securities
                       for any and all of its outstanding
                    Series A Floating Rate Capital Securities

                            fully and unconditionally
                       guaranteed, as described herein, by

                               CNB FINANCIAL CORP.

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                     , 1999

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), CNB has broad powers to indemnify its directors, officers and other employees. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. As permitted by Section 721 of the BCL, CNB's By-laws provide that CNB shall indemnify its officers and directors, as such, against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, and against any other amounts, expenses and fees similarly incurred. This right of indemnification includes the right of a director or officer to receive payment from CNB for expenses incurred in defending or appealing such action or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification. Notwithstanding the preceding, the By-laws provide that CNB will indemnify a director or officer only upon a finding by the Board of Directors (or the shareholders, as appropriate) that there has been no judgment or other final adjudication adverse to the director or officer which establishes that his acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or the advantage to which he was not legally entitled. CNB has also entered into indemnity agreements with its officers and directors. CNB also has purchased directors' and officers' liability insurance.

     Under the trust agreement, CNB has agreed to indemnify each of the trustees of the Trust, and to hold each trustee harmless against any expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the trustee in connection with any action arising by reason of the fact that it is or was a trustee if the trustee acted in good faith. This indemnification of the trustees generally includes each trustee's costs and expenses of defending itself against any action in connection with the exercise or performance of any of its powers or duties under the trust agreement.

Item 21. Exhibits.

     The exhibits listed on the Exhibit Index beginning on page II-7 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 22. Undertakings

        A.  Each of the undersigned Registrants hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        B. Each of the undersigned Registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of a

           Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
           Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrants pursuant to the provisions described in Item 20, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrants is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        D. Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        E. Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, CNB Financial Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canajoharie, New York on October 28, 1999.

                                         CNB Financial Corp.

                                         By:  /s/ Donald L. Brass
                                              --------------------------------
                                              Donald L. Brass, President and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of CNB Financial Corp. whose signature appears below hereby appoints each of Donald L. Brass and Peter J. Corso, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things on their behalf in their capacities as directors and/or officers to enable CNB Financial Corp. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.


October 28, 1999                    /s/ Donald L. Brass
                                    ---------------------------------
                                    Donald L. Brass
                                    President, Chief Executive Officer and
                                    Director
                                    (Principal Executive Officer)

October 28, 1999                    /s/ Peter J. Corso
                                    ---------------------------------
                                    Peter J. Corso, Chief Financial Officer
                                    (Principal Accounting and Financial
                                    Officer)

October 28, 1999                    /s/  VanNess D. Robinson
                                    ---------------------------------
                                    VanNess D. Robinson
                                    Director

October 28, 1999                    /s/  J. Carl Barbic
                                    ---------------------------------
                                    J. Carl Barbic
                                    Director

October 28, 1999                    /s/ David J. Nolan
                                    ---------------------------------
                                    David J. Nolan
                                    Director

October 28, 1999                    /s/ Joseph A. Santangelo
                                    ---------------------------------
                                    Joseph A. Santangelo
                                    Director

October 28, 1999                    /s/ John P. Woods, Jr
                                    ---------------------------------
                                    John P. Woods, Jr.
                                    Director

     Pursuant to the requirements of the Securities Act, CNBF Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canajoharie, New York on the dates indicated.


October 28, 1999                    /s/ Donald L. Brass
                                    ---------------------------------
                                    Donald L. Brass
                                    Administrator

October 28, 1999                    /s/ Peter J. Corso
                                    ---------------------------------
                                    Peter J. Corso
                                    Administrator

October 28, 1999                    /s/ Stephen E. Souky
                                    ---------------------------------
                                    Stephen E. Souky
                                    Administrator

                                  EXHIBIT INDEX

Exhibit No.                      Description                                Method of Filing
-----------                      -----------                                ----------------
3.1              Amended and Restated Articles of                    Incorporated herein by
                 Incorporation of CNB                                reference to Exhibit B to the
                                                                     Registration Statement on
                                                                     Form S-4 (No. 33-45522) filed
                                                                     March 4, 1992

3.2              Bylaws of CNB                                       Incorporated herein by
                                                                     reference to Exhibit C to the
                                                                     Registration Statement on
                                                                     Form S-4 (No. 33-45522);
                                                                     filed March 4, 1992

4.1              Indenture of CNB relating to the Junior             Filed herewith
                 Subordinated Debentures

4.2              Form of Certificate of Exchange Junior              Filed herewith
                 Subordinated Debenture

4.3              Certificate of Trust of CNBF Capital Trust I        Filed herewith

4.4              Amended and Restated Trust Agreement of             Filed herewith
                 CNBF Capital Trust I

4.5              Form of Exchange Capital Security                   Filed herewith
                 Certificate

4.6              Form of Exchange Guarantee of CNB relating          Filed herewith
                 to the Exchange Capital Securities

4.7              Registration Rights Agreement among CNB,            Filed herewith
                 CNBF Capital Trust I and Ryan, Beck & Co.,
                 Inc.

5.1              Opinion and consent of Arnold & Porter as           Filed herewith
                 to legality of the Exchange Junior
                 Subordinated Debentures and the Exchange
                 Guarantee to be issued by CNB

5.2              Opinion and consent of Richards, Layton &           Filed herewith
                 Finger as to the legality of the Exchange
                 Capital Securities to be issued by  CNBF
                 Capital Trust I

8                Opinion of Arnold & Porter as to certain            Filed herewith
                 federal income tax matters

23.1             Consent of KPMG LLP                                 Filed herewith

23.2             Consent of PricewaterhouseCoopers, LLP              Filed herewith

23.3             Consent of Arnold & Porter                          Filed as part of Exhibit 5.1

23.4             Consent of Richards, Layton & Finger                Filed as part of Exhibit 5.2

24               Power of Attorney of certain directors of           Included on the signature
                 CNB                                                 pages hereto

25.1             Form T-1 Statement of Eligibility of                Filed herewith
                 Wilmington Trust Company to act as trustee
                 under the Indenture

25.2             Form T-1 Statement of Eligibility of                Filed herewith
                 Wilmington Trust Company to act as trustee
                 under the Amended and Restated Trust
                 Agreement of CNBF Capital Trust I

25.3             Form T-1 Statement of Eligibility of                Filed herewith
                 Wilmington Trust Company under the
                 Exchange Guarantee for the benefit of the
                 holders of Exchange Capital Securities of
                 CNBF Capital Trust I

99.1             Form of Letter of Transmittal                       Filed herewith

99.2             Form of Notice of Guaranteed Delivery               Filed herewith

99.3             Form of Exchange Agent Agreement                    Filed herewith